                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


                            DATED AS OF JUNE 21, 2000


                                      AMONG


                             BURR-BROWN CORPORATION


                         TEXAS INSTRUMENTS INCORPORATED


                                       AND


                             BURMA ACQUISITION CORP.

                                TABLE OF CONTENTS

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
                                    Article I
                                   THE MERGER

SECTION 1.1           The Merger.................................................................................2

SECTION 1.2           Effective Time.............................................................................2

SECTION 1.3           Closing of the Merger......................................................................2

SECTION 1.4           Effects of the Merger......................................................................2

SECTION 1.5           Certificate of Incorporation and Bylaws....................................................2

SECTION 1.6           Directors..................................................................................3

SECTION 1.7           Officers...................................................................................3

                                   Article II
                            CONVERSION OF SECURITIES

SECTION 2.1           Conversion of Shares.......................................................................3

SECTION 2.2           Stock Options and 4-1/4% Notes.............................................................4

SECTION 2.3           Exchange Fund..............................................................................5

SECTION 2.4           Exchange Procedures........................................................................5

SECTION 2.5           Distributions with Respect to Unsurrendered Certificates...................................6

SECTION 2.6           No Further Ownership Rights in Company Common Stock........................................6

SECTION 2.7           No Fractional Shares of Parent Common Stock................................................6

SECTION 2.8           Termination of Exchange Fund...............................................................7

SECTION 2.9           No Liability...............................................................................7

SECTION 2.10          Investment of the Exchange Fund............................................................7

SECTION 2.11          Lost Certificates..........................................................................7

SECTION 2.12          Withholding Rights.........................................................................7

SECTION 2.13          Stock Transfer Books.......................................................................8

                                   Article III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.1           Organization and Qualification; Subsidiaries...............................................8

SECTION 3.2           Capitalization of the Company and Its Subsidiaries.........................................9

SECTION 3.3           Authority Relative to This Agreement......................................................10

SECTION 3.4           SEC Reports; Financial Statements.........................................................11

SECTION 3.5           No Undisclosed Liabilities................................................................11
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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SECTION 3.6           Absence of Changes........................................................................11

SECTION 3.7           Information Supplied......................................................................13

SECTION 3.8           Consents and Approvals....................................................................14

SECTION 3.9           No Default................................................................................14

SECTION 3.10          Real Property.............................................................................15

SECTION 3.11          Litigation................................................................................17

SECTION 3.12          Compliance with Applicable Law; Permits...................................................17

SECTION 3.13          Employee Plans............................................................................17

SECTION 3.14          Labor Matters.............................................................................20

SECTION 3.15          Environmental Matters.....................................................................21

SECTION 3.16          Tax Matters...............................................................................23

SECTION 3.17          Absence of Questionable Payments..........................................................26

SECTION 3.18          Material Contracts........................................................................26

SECTION 3.19          Subsidies.................................................................................27

SECTION 3.20          Intellectual Property.....................................................................27

SECTION 3.21          Opinion of Financial Advisor..............................................................29

SECTION 3.22          Brokers...................................................................................30

SECTION 3.23          Accounting Matters........................................................................30

SECTION 3.24          Recalls...................................................................................30

SECTION 3.25          DGCL Section 203..........................................................................30

SECTION 3.26          Amendment to the Company Rights Agreement.................................................30

                                   Article IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

SECTION 4.1           Organization..............................................................................31

SECTION 4.2           Authority Relative to This Agreement......................................................31

SECTION 4.3           SEC Reports; Financial Statements.........................................................32

SECTION 4.4           Undisclosed Liabilities...................................................................32

SECTION 4.5           Capitalization of Parent..................................................................32

SECTION 4.6           Information Supplied......................................................................33

SECTION 4.7           Consents and Approvals; No Violations.....................................................33

SECTION 4.8           Litigation................................................................................34

                                       ii
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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SECTION 4.8           Litigation ...............................................................................34

SECTION 4.9           Compliance with Applicable Law............................................................34

SECTION 4.9           Compliance with Applicable Law............................................................34

SECTION 4.10          No Prior Activities.......................................................................34

SECTION 4.11          Brokers...................................................................................34

SECTION 4.12          Accounting Matters........................................................................34

                                    Article V
                    COVENANTS RELATED TO CONDUCT OF BUSINESS

SECTION 5.1           Conduct of Business of the Company........................................................34

SECTION 5.2           Conduct of Business of Parent.............................................................38

SECTION 5.3           Access to Information.....................................................................38

                                   Article VI
                              ADDITIONAL AGREEMENTS

SECTION 6.1           Preparation of S-4 and the Proxy Statement................................................39

SECTION 6.2           Letter of Accountants.....................................................................39

SECTION 6.3           Meeting...................................................................................40

SECTION 6.4           Reasonable Best Efforts...................................................................40

SECTION 6.5           Acquisition Proposals.....................................................................41

SECTION 6.6           Public Announcements......................................................................43

SECTION 6.7           Indemnification...........................................................................43

SECTION 6.8           Notification of Certain Matters...........................................................45

SECTION 6.9           Tax-Free Reorganization Treatment; Pooling of Interest Accounting.........................45

SECTION 6.10          Employee Matters..........................................................................45

SECTION 6.11          Company Affiliate Agreements..............................................................46

SECTION 6.12          SEC and Other Filings.....................................................................47

SECTION 6.13          Fees and Expenses.........................................................................47

SECTION 6.14          Obligations of Merger Sub.................................................................47

SECTION 6.15          Listing of Stock..........................................................................47

SECTION 6.16          Antitakeover Statutes.....................................................................47

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                               TABLE OF CONTENTS
                                  (CONTINUED)


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                                   Article VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

SECTION 7.1           Conditions to Each Party's Obligations to Effect the Merger...............................47

SECTION 7.2           Conditions to the Obligations of Parent and Merger Sub....................................48

SECTION 7.3           Conditions to the Obligations of the Company..............................................49

                                  Article VIII
                         TERMINATION; AMENDMENT; WAIVER

SECTION 8.1           Termination by Mutual Agreement...........................................................50

SECTION 8.2           Termination by Either Parent or the Company...............................................50

SECTION 8.3           Termination by the Company................................................................51

SECTION 8.4           Termination by Parent.....................................................................51

SECTION 8.5           Effect of Termination and Abandonment.....................................................52

SECTION 8.6           Amendment.................................................................................53

SECTION 8.7           Extension; Waiver.........................................................................53

                                   Article IX
                                  MISCELLANEOUS

SECTION 9.1           Entire Agreement; Assignment..............................................................53

SECTION 9.2           Nonsurvival of Representations and Warranties.............................................54

SECTION 9.3           Notices...................................................................................54

SECTION 9.4           Governing Law.............................................................................55

SECTION 9.5           Descriptive Headings......................................................................55

SECTION 9.6           Parties in Interest.......................................................................55

SECTION 9.7           Severability..............................................................................55

SECTION 9.8           Specific Performance......................................................................55

SECTION 9.9           Counterparts..............................................................................56

SECTION 9.10          Interpretation............................................................................56

SECTION 9.11          Definitions...............................................................................57

EXHIBITS

Voting Agreement                            A
Company Affiliate Agreement                 B
Option Agreement                            C
Company Certificate                         D
Parent Certificate                          E

GLOSSARY OF DEFINED TERMS

     Defined Terms                                                                      Defined in Section
     -------------                                                                      ------------------
4-1/4% Notes........................................................................................3.2(a)
Acquisition Proposal................................................................................6.5(a)
Antitrust Law.......................................................................................6.4(a)
Assumed Stock Option................................................................................2.2(a)
beneficial ownership...............................................................................9.11(a)
beneficially own...................................................................................9.11(a)
Benefit Plans...................................................................................3.13(a)(i)
Benefits Integration Date.............................................................................6.10
business day.......................................................................................9.11(b)
CERCLA..........................................................................................3.15(a)(i)
Certificate of Merger..................................................................................1.2
Certificates...........................................................................................2.4
Closing................................................................................................1.3
Closing Date ..........................................................................................1.3
Code..............................................................................................Recitals
Company...........................................................................................Preamble
Company Affiliate Agreements......................................................................Recitals
Company Balance Sheet..................................................................................3.4
Company Balance Sheet Date.............................................................................3.4
Company Board.......................................................................................3.3(b)
Company Common Stock................................................................................2.1(b)
Company Disclosure Schedule....................................................................Article III
Company Employees.....................................................................................6.10
Company Option Plans...................................................................................2.2
Company Permits.......................................................................................3.12
Company Requisite Vote..............................................................................3.3(b)
Company Rights Agreement..............................................................................3.26
Company SEC Reports....................................................................................3.4
Company Securities..................................................................................3.2(a)
Company Stock Option...................................................................................2.2
Company Stockholder Meeting............................................................................6.3
Confidentiality Agreement...........................................................................5.3(c)
DGCL...................................................................................................1.1
DOJ.................................................................................................6.4(b)
Effective Time.........................................................................................1.2
Employee Arrangements..........................................................................3.13(a)(ii)
Environmental Law...............................................................................3.15(a)(i)
ERISA...........................................................................................3.13(a)(i)
Exchange Act...........................................................................................3.4
Exchange Agent.........................................................................................2.3
Exchange Fund..........................................................................................2.3
Exchange Ratio......................................................................................2.1(b)
Exempt Acquired Person..............................................................................8.5(b)
Expenses..............................................................................................6.13

FI Plan............................................................................................6.10(a)
Financial Advisor.....................................................................................3.21
FTC.................................................................................................6.4(b)
GAAP...................................................................................................3.4
Governmental Entity....................................................................................3.8
Hazardous Material.............................................................................3.15(a)(ii)
HSR Act................................................................................................3.8
Indemnified Party(ies)..............................................................................6.7(a)
Intellectual Property..............................................................................3.20(a)
IRS................................................................................................3.13(b)
know...............................................................................................9.11(c)
knowledge..........................................................................................9.11(c)
Law....................................................................................................3.9
Leased Facilities..................................................................................3.10(a)
Lien................................................................................................3.2(b)
Material Adverse Effect............................................................................9.11(d)
Material Contracts.................................................................................3.18(a)
Merger.................................................................................................1.1
Merger Consideration................................................................................2.1(b)
Merger Sub........................................................................................Preamble
NYSE................................................................................................2.7(b)
Option Agreement..................................................................................Recitals
Owned Facilities...................................................................................3.10(a)
Parent............................................................................................Preamble
Parent Balance Sheet...................................................................................4.3
Parent Balance Sheet Date..............................................................................4.3
Parent Board........................................................................................4.2(b)
Parent Common Stock...............................................................................Recitals
Parent Disclosure Schedule......................................................................Article IV
Parent Plan...........................................................................................6.10
Parent Rights Agreement...........................................................................Recitals
Parent SEC Reports.....................................................................................4.3
Parent Shares..........................................................................................4.5
person ............................................................................................9.11(e)
Product...............................................................................................3.24
Proxy Statement........................................................................................3.7
Real Property Lease................................................................................3.10(c)
Release.......................................................................................3.15(a)(iii)
Remedial Action................................................................................3.15(a)(iv)
Retirement Plan....................................................................................6.10(a)
Rights..........................................................................................3.26(a)(i)
S-4....................................................................................................3.7
SAR.................................................................................................2.2(d)
SEC.................................................................................................2.2(d)
Secretary..............................................................................................1.2
Securities Act.........................................................................................3.4

Share(s)............................................................................................2.1(b)
subsidiary.........................................................................................9.11(f)
Superior Proposal...................................................................................6.5(a)
Surviving Corporation..................................................................................1.1
Tax(es)...............................................................................................3.16
Tax Return(s).........................................................................................3.16
Termination Date ...................................................................................8.2(a)
Voting Agreement..................................................................................Recitals
WARN...............................................................................................3.14(d)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of June 21, 2000, is among Burr-Brown Corporation, a Delaware corporation (the "COMPANY"), Texas Instruments Incorporated, a Delaware corporation ("PARENT"), and Burma Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("MERGER SUB"). Certain capitalized and non-capitalized terms used herein are defined in Section 9.11.

                                    RECITALS

         WHEREAS, the boards of directors of the Company, Parent and Merger Sub each have, in light of and subject to the terms and conditions set forth herein, approved this Agreement and the transactions contemplated hereby, including the Merger, and the boards of directors of the Company and Merger Sub have declared the Merger advisable and fair to, and in the best interests of, their respective stockholders;

         WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of stock of the Company shall be converted into shares of common stock, par value $1.00 per share, of Parent (together with any associated rights to acquire shares of Cumulative Preferred Stock of Parent pursuant to the Rights Agreement dated as of June 18, 1998, as amended (the "PARENT RIGHTS AGREEMENT"), between Parent and Harris Trust and Savings Bank, as Rights Agent) (collectively, "PARENT COMMON STOCK");

         WHEREAS, as an inducement to Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company have concurrently herewith entered into (i) a voting agreement in the form attached hereto as EXHIBIT A ("VOTING AGREEMENT") pursuant to which, among other things, such stockholders have agreed to vote the shares of Company Common Stock (as hereinafter defined) owned by them in favor of the Merger, subject to the terms of the Voting Agreement, and (ii) Company Affiliate Agreements in the form attached hereto as EXHIBIT B ("COMPANY AFFILIATE AGREEMENTS") pursuant to which, among other things, such stockholders have agreed to refrain from selling shares of Company Common Stock or Parent Common Stock during a specified period prior to and following consummation of the Merger;

         WHEREAS, as an inducement to Parent and Merger Sub to enter into this Agreement, the Company has entered into a stock option agreement in the form attached hereto as EXHIBIT C ("OPTION AGREEMENT") pursuant to which the Company has granted to Parent an option to purchase from the Company, upon the terms and conditions described in the Option Agreement, Shares (as hereinafter defined);

         WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368(a) of the Code;

         WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests"; and

         WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:


                                   ARTICLE I
                                   THE MERGER

         SECTION 1.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company (the "MERGER"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Merger Sub shall cease.

         SECTION 1.2 Effective Time. Subject to the provisions of this Agreement, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing a Certificate of Merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware (the "SECRETARY") in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, as soon as practicable on or after the Closing Date (as hereinafter defined). The Merger shall become effective upon the filing of such Certificate of Merger with the Secretary or at such later time as agreed in writing by Parent and the Company and specified in the Certificate of Merger (the "EFFECTIVE TIME").

         SECTION 1.3 Closing of the Merger. The closing of the Merger (the "CLOSING") will take place at a time and on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201, or at such other time, date or place as agreed to in writing by the parties hereto.

         SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.5 Certificate of Incorporation and Bylaws. Effective immediately following the Merger, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable Law (as hereinafter defined); provided, however, that at the Effective Time, Article I of the certificate of incorporation of the Surviving Corporation shall be amended to read: "The name of the corporation is Burr-Brown Corporation." Effective immediately following the Merger, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

         SECTION 1.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time in accordance with the charter and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

         SECTION 1.7 Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time in accordance with the charter and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE II
                            CONVERSION OF SECURITIES

         SECTION 2.1 Conversion of Shares.

         (a) At the Effective Time, each issued and outstanding share of the common stock, par value $.01 per share, of Merger Sub shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation.

         (b) At the Effective Time, each share of common stock, par value $.01 per share, of the Company, including the associated Rights (as hereinafter defined) ("COMPANY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (individually, a "SHARE" and collectively, the "SHARES") (other than (i) Shares held by the Company and (ii) Shares held by Parent or Merger Sub) shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder thereof, be converted into the right to receive 1.3 shares of Parent Common Stock (referred to herein as the "EXCHANGE RATIO," and all such shares of Parent Common Stock issued pursuant to this Section 2.1(b), together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.7, being referred to herein as the "MERGER CONSIDERATION").

         (c) At the Effective Time each Share of Company Common Stock held by the Company, Parent or Merger Sub shall be cancelled and extinguished without any consideration therefor.

         (d) The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, stock dividend (including any dividend or distribution of securities convertible into

Parent Common Stock or Company Common Stock) reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

         SECTION 2.2 Stock Options and 4-1/4% Notes.

         (a) As soon as practicable following the date of this Agreement, Parent and the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company's stock option plans or arrangements (collectively, the "COMPANY OPTION PLANS")) shall take such action, and the Company shall obtain all such agreements and consents, if any, as may be required to effect the following provisions of this Section 2.2. The outstanding purchase rights under the Company's Employee Stock Purchase Plan shall be exercised and shares of the Company Common Stock acquired thereby shall be issued prior to the Closing Date. As of the Effective Time each outstanding option to purchase shares of Company Common Stock pursuant to the Company Option Plans (a "COMPANY STOCK OPTION") shall, at Parent's election with respect to each such option, either (i) be assumed by Parent and converted into an option to purchase shares of Parent Common Stock or (ii) be replaced by a new substitute option to purchase shares of Parent Common Stock granted under the terms of Parent's stock option plan (in each case, an "ASSUMED STOCK OPTION") as follows:

         (b) In the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, (x) the number of shares of Parent Common Stock subject to the Assumed Stock Option shall be the product (truncated to the nearest whole share) of the number of shares of Common Stock subject to the Company Stock Option multiplied by the Exchange Ratio, and (y) the exercise price per share of Parent Common Stock under the Assumed Stock Option shall be the quotient (rounded up to the nearest $.01) of the exercise price per share of Company Common Stock under the Company Stock Option immediately prior to the Effective Time divided by the Exchange Ratio.

         (c) In the case of any other Company Stock Option, (x) the number of shares of Parent Common Stock subject to the Assumed Stock Option shall be the product (rounded up to the nearest whole share) of the number of shares of Company Common Stock subject to the Company Stock Option multiplied by the Exchange Ratio, and (y) the exercise price per share under the Assumed Stock Option shall be the quotient (truncated to the nearest $.01) of the exercise price per share of Company Common Stock under the Company Stock Option immediately prior to the Effective Time divided by the Exchange Ratio.

         (d) Each Assumed Stock Option shall be subject to the same expiration date and vesting provisions as were applicable to the relevant Company Stock Option immediately prior to the Effective Time. Within 2 business days of the Effective Time, Parent shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 or other appropriate form with respect to shares of Parent Common Stock subject to the Assumed Stock Options and to maintain the effectiveness of such registration statement or registration statements covering such Assumed Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Assumed Stock Options remain outstanding. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the options described above.

         (e) In accordance with the terms of the indenture and registration rights agreement relating to the Company's 4-1/4% Notes (as hereinafter defined), (i) Parent and the Surviving Corporation shall execute and deliver a supplemental indenture and such other documents as may be required by the related indenture, (ii) Parent or the Surviving Corporation, as the case may be, shall prepare and file with the SEC a registration statement, or amendment or supplement thereto, on Form S-3 or other appropriate form to register the resale of the 4-1/4% Notes and Parent Common Stock that will become issuable upon conversion thereof, and maintain the effectiveness thereof, in accordance with the terms of the registration rights agreement relating to the 4-1/4% Notes, and
(iii) Parent shall take all corporate action necessary to reserve for issuance pursuant to such indenture and 4-1/4% Notes a sufficient number of shares of Parent Common Stock for delivery upon conversion.

         SECTION 2.3 Exchange Fund. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging Shares for the Merger Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of Shares, certificates representing the Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding Shares. Parent agrees to make available to the Exchange Agent from time to time as needed, sufficient cash amounts payable in lieu of fractional shares of Parent Common Stock pursuant to Section 2.7 and any dividends and other distributions payable pursuant to Section 2.5. Any cash and certificates of Parent Common Stock, together with any dividends or distributions with respect thereto, deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND."

         SECTION 2.4 Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") whose shares were converted pursuant to Section 2.1(b) into Parent Common Stock (i) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent and the Company may reasonably specify; and (ii) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate or certificates representing that number of shares of Parent Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1 and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any dividends and other distributions made in accordance with Section 2.5 and cash in lieu of fractional shares pursuant to Section 2.7, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or will accrue on any cash payable pursuant to Section 2.5 or Section 2.7. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, certificates evidencing, in the aggregate, the proper number of shares of Parent Common Stock, a check in the proper amount of cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.7 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.5, may be issued with respect to such Shares to such a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid.

         SECTION 2.5 Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate, and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.7 until such holder shall surrender such Certificate in accordance with Section 2.4. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.7 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender, payable with respect to such shares of Parent Common Stock.

         SECTION 2.6 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued and cash paid upon conversion of the Shares in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Sections 2.5 and 2.7) shall be deemed to have been issued or paid in full satisfaction of all rights under the DGCL pertaining to the Shares.

         SECTION 2.7 No Fractional Shares of Parent Common Stock.

         (a) No certificates or scrip of shares of Parent Common Stock representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

         (b) Notwithstanding any other provision of this Agreement, each holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the closing price on the New York Stock Exchange ("NYSE") (as reported in the New York City edition of the Wall

Street Journal or, if not reported thereby, another nationally recognized source) for a share of Parent Common Stock on the date of the Effective Time. As promptly as practicable after the determination of the aggregate amount of cash to be paid to holders of fractional interests, the Exchange Agent shall notify Parent and Parent shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

         SECTION 2.8 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent for the Merger Consideration with respect to the Shares formerly represented thereby to which such holders are entitled pursuant to Section 2.1 and Section 2.4, any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.7 and any dividends or distributions with respect to shares of parent Common Stock to which such holders are entitled pursuant to
Section 2.5.

         SECTION 2.9 No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent, or any directors, officers, employees or agents of each of the foregoing shall be liable to any person in respect of any Parent Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Parent Common Stock or any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         SECTION 2.10 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments promptly shall be paid to Parent.

         SECTION 2.11 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

         SECTION 2.12 Withholding Rights. Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any applicable Law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect to which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

         SECTION 2.13 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the Shares formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.7 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.5 and the Certificates so presented shall be cancelled.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") or as set forth in the Company SEC Reports (as defined in Section 3.4) filed prior to the date hereof, the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

         SECTION 3.1 Organization and Qualification; Subsidiaries.

         (a) The Company and each of its subsidiaries is, or will be as of the Effective Time, a corporation or legal entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

         (b) Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 sets forth a list of all subsidiaries of the Company. Except as listed therein or in Section 3.1 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other securities of any other entity or any other investment in any other entity.

         (c) The Company is, and each of its subsidiaries is or will be as of the Effective Time, duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

         (d) The Company has heretofore delivered to Parent accurate and complete copies of the certificate of incorporation and bylaws, as currently in effect, of the Company. The Company will deliver to Parent accurate and complete copies of the charter or certificate of incorporation and bylaws (or other similar organizational and governing documents), as currently in effect, of each of its subsidiaries.

SECTION 3.2       Capitalization of the Company and Its Subsidiaries.

         (a) The authorized stock of the Company consists of: (i) 240,000,000 shares of Company Common Stock, of which 56,465,838 shares are issued and outstanding as of the date hereof and 2,105,372 shares are held by the Company in treasury, and (ii) 2,000,000 shares of Preferred Stock, par value $.01 per share, of which 100,000 shares are designated as Series A Junior Participating Preferred Stock, no shares of which are outstanding. All of the issued and outstanding Shares have been validly issued, and are duly authorized, fully paid, non-assessable and free of preemptive rights. As of the date hereof, 7,092,273 Shares are reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Option Plans and 4,326,757 Shares are reserved for issuance upon conversion of the Company's 4-1/4% Convertible Subordinated Notes due 2007 (the "4-1/4% NOTES"). Except as set forth above and except for the Option Agreement, the 4-1/4% Notes and the Company Rights Agreement (as hereinafter defined), as of the date hereof, there are no outstanding (i) shares of stock or other voting securities of the Company; (ii) securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of stock or voting securities of the Company; (iii) options or other rights to acquire from the Company or any of its subsidiaries, and no obligations of the Company or any of its subsidiaries to issue, any stock, voting securities, or securities convertible into or exchangeable for stock or voting securities of the Company; or (iv) equity equivalents, interests in the ownership or earnings of the Company, or other similar rights (including stock appreciation rights) (collectively, "COMPANY SECURITIES"). Except for the Option Agreement and the 4-1/4% Notes, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party or to which it is bound relating to the voting of any shares of capital stock of the Company (other than the Voting Agreement).

         (b) All of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including, any restriction on the right to vote or sell the same) except as may be provided as a matter of Law. There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement, or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem, or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. None of the Company's subsidiaries owns any capital stock of the Company. For purposes of this Agreement, "LIEN" means, in respect of any asset (including any security) any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset.

         SECTION 3.3 Authority Relative to This Agreement.

         (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby (other than, in respect of the Merger and this Agreement, the Company Requisite Vote (as hereinafter defined)). This Agreement and the Option Agreement have been duly and validly executed and delivered by the Company and constitute valid, legal, and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (b) As of the date hereof, the Board of Directors of the Company (the "COMPANY BOARD") has, by unanimous vote of those present (who constituted 100% of the directors then in office), duly and validly authorized the execution and delivery of this Agreement and the Option Agreement and approved the consummation of the transactions contemplated hereby and thereby, taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Merger, contemplated hereby and has resolved
(i) this Agreement and the transactions contemplated hereby, including the Merger, taken together, to be advisable and fair to, and in the best interests of, the Company and its stockholders; and (ii) to recommend that the stockholders of the Company approve and adopt this Agreement and approve the Merger. The Company Board has directed that this Agreement be submitted to the stockholders of the Company for their approval and adoption. The affirmative approval of the holders of Shares representing a majority of the votes that may be cast by the holders of all outstanding Shares (voting as a single class) as of the record date for the Company (the "COMPANY REQUISITE VOTE") is the only vote of the holders of any class or series of stock of the Company necessary to approve and adopt this Agreement and approve the Merger. Holders of Shares do not have dissenters' or appraisal rights in connection with the Merger.

         SECTION 3.4 SEC Reports; Financial Statements. Since January 1, 1997, the Company has filed all forms, reports and documents with the SEC required to be filed by it under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT" and the "COMPANY SEC REPORTS", respectively), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such Company SEC Reports were filed. None of the Company SEC Reports contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent amended prior to the date hereof by a subsequently filed Company SEC Report. The consolidated financial statements of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC in respect thereof and fairly presented, in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries, in each case as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to the absence of footnote disclosure and to normal year-end adjustments). For purposes of this Agreement, "COMPANY BALANCE SHEET" means the consolidated balance sheet of the Company as of April 1, 2000, as set forth in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000, and "COMPANY BALANCE SHEET DATE" means April 1, 2000. Since the Company Balance Sheet Date, there has not been any change, or any application or request for any change, by the Company or any of its subsidiaries in accounting principles, methods or policies for financial accounting or Tax purposes, other than as a result of any changes under GAAP or other relevant accounting principles or changes required by any applicable Tax rule or regulation.

         SECTION 3.5 No Undisclosed Liabilities. There are no material liabilities of the Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which are required to be reflected in its financial statements (or in the notes thereto) in accordance with GAAP, other than: (a) liabilities disclosed, provided for or reserved against in the Company Balance Sheet or in the notes thereto; (b) liabilities arising in the ordinary course of business after the date of the Company Balance Sheet; (c) liabilities disclosed in the Company SEC Reports prior to the date hereof; and (d) liabilities arising under this Agreement and (e) liabilities disclosed in the Company Disclosure Schedule.

         SECTION 3.6 Absence of Changes. Except as contemplated by this Agreement or as set forth in Section 3.6 of the Company Disclosure Schedule and except as and to the extent publicly disclosed in the Company SEC Reports prior to the date hereof, since the Company Balance Sheet Date, the Company and its subsidiaries have conducted their business in the ordinary and usual course consistent with past practice and there has not been:

                  (a) any event, occurrence or development which had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

                  (b) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or (except to the Company or other subsidiaries) any subsidiary, any split, combination or reclassification of any shares of capital stock of the Company or any subsidiary, or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any Company or subsidiary securities;

                  (c) any amendment or change to the certificate of incorporation or bylaws of the Company or any amendment of any term of any outstanding security of the Company or any of its subsidiaries that would materially increase the obligations of the Company or any such subsidiary under such security;

                  (d) (i) any incurrence or assumption by the Company or any subsidiary of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) except (A) in the ordinary and usual course of business consistent with past practice or (B) in connection with any acquisition or capital expenditure permitted by Section 5.1, or (ii) any guarantee, endorsement, or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Company or any of its subsidiaries for the obligations of any other person (other than any wholly owned subsidiary of the Company), other than in the ordinary and usual course of business consistent with past practice;

                  (e) any creation or assumption by the Company or any of its subsidiaries of any Lien on any material asset of the Company or any of its subsidiaries other than in the ordinary and usual course of business consistent with past practice;

                  (f) any making of any loan, advance or capital contribution to or investment in any person by the Company or any of its subsidiaries other than (i) any acquisition permitted by Section 5.1, (ii) loans, advances or capital contributions to or investments in wholly owned subsidiaries of the Company, (iii) loans or advances to employees of the Company or any of its subsidiaries in the ordinary course of business consistent with past practice or (iv) extensions of credit to customers in the ordinary course of business consistent with past practice;

                  (g) any contract or agreement entered into by the Company or any of its subsidiaries on or prior to the date hereof relating to any material acquisition or disposition of any assets or business, other than contracts or agreements in the ordinary and usual course of business consistent with past practice and those contemplated by this Agreement;

                  (h) any modification, amendment, assignment, termination or relinquishment by the Company or any of its subsidiaries of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that is reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

                  (i) any material change in any method of accounting or accounting principles or practice by the Company or any of its subsidiaries, except for any such change required by reason of a change in GAAP;

                  (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any of its subsidiaries exceeding the amounts set forth in the Company's severance plans or agreements listed in Sections 3.13(a) or 3.18 of the Company Disclosure Schedule; (ii) entering into of any employment, deferred compensation, severance, consulting, termination or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its subsidiaries whose annual cash compensation exceeds $100,000; (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its subsidiaries other than, in the case of clause (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its subsidiaries in the ordinary and usual course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices;

                  (k) any change or amendment of the contracts, salaries, wages or other compensation of any officer, director, employee, agent or other similar representative of the Company or any of its subsidiaries whose annual cash compensation exceeds $100,000 other than changes or amendments that do not and will not result in increases of more than five percent in the salary, wages or other compensation of any such person;

                  (l) any adoption, entering into, amendment, alteration or termination of (partially or completely) any Benefit Plan or Employee Arrangement except as contemplated by this Agreement or to the extent required by applicable Law or GAAP;

                  (m) any entering into of any contract with an officer, director, employee, agent or other similar representative of the Company or any of its subsidiaries that is not terminable, without penalty or other liability, upon not more than 60 calendar days' notice; or

                  (n) any (i) making or revoking of any material election relating to Taxes, (ii) settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iii) change to any material methods of reporting income or deductions for federal income tax purposes.

         SECTION 3.7 Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock as required by the terms of this Agreement pursuant to the Merger (the "S-4"), at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy statement relating to the Company Stockholder Meeting to be held in connection with the Merger (the "PROXY STATEMENT") will, at the date mailed to stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event in respect of the Company, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, the Company shall promptly so advise Parent and such event shall be so described, and such amendment or supplement (which Parent shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Company Stockholder Meeting, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. No representation is made under this Section 3.7 with respect to any statements made or incorporated by reference in the S-4 or the Proxy Statement based on information supplied by the Parent specifically for inclusion or incorporation by reference therein.

         SECTION 3.8 Consents and Approvals. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, state securities or blue sky Laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and any comparable requirements of foreign Governmental Entities (as defined below), the filing and acceptance for record of the Certificate of Merger as required by the DGCL, and such other filings, permits, consents and approvals which, if not obtained or made, are not reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority, whether domestic or foreign (a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by the Company of this Agreement or the Option Agreement or the consummation by the Company of the transactions contemplated hereby or thereby.

         SECTION 3.9 No Default. Neither the Company nor any of its subsidiaries is in violation of any term of (i) its charter, certificate or articles of incorporation or bylaws (or other similar organizational or governing documents), (ii) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, or (iii) any domestic or foreign law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by a Governmental Entity ("LAW") applicable to the Company, its subsidiaries or any of their respective assets or properties, the consequence of which violation is reasonably expected to (A) have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole or (B) prevent or materially delay the performance of this Agreement by the Company. The execution, delivery and performance of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby will not (A) result in any violation of or conflict with, constitute a default under (with or without due notice or lapse of time or both), require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation (including any termination rights) under, (i) the charter, certificate or articles of incorporation or bylaws (or other similar organizational or governing documents) of the Company or any of its subsidiaries, (ii) any material agreement, note, bond, mortgage, indenture, contract, lease, Company Permit or other obligation or right to which the Company or any of its subsidiaries is a party or by which any of the assets or properties of the Company or any of its subsidiaries is bound, or (iii) any applicable Law, except in the case of clause (ii) and (iii) where any of the foregoing is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole, or (B) result in the creation of (or impose any obligation on the Company or any of its subsidiaries to create) any Lien upon any of the material assets or properties of the Company or any of its subsidiaries pursuant to any such term.

         SECTION 3.10 Real Property.

         (a) The Company will provide Parent with the address, general use of, and period of ownership or occupancy of all of the real property owned in fee by the Company and its subsidiaries (the "OWNED FACILITIES") and all of the real property the Company and its subsidiaries use or occupy or have the right to use or occupy, now or in the future, pursuant to any lease, sublease, or other occupancy agreement (the "LEASED FACILITIES"). No real property is owned, leased or used by the Company or its current subsidiaries in the course of their respective businesses other than the Owned Facilities and Leased Facilities.

         (b) With respect to each Owned Facility and except as set forth on the Company Balance Sheet or in the SEC Reports:

                  (i) the Company or its subsidiary has good and marketable title to Owned Facilities free and clear of all Liens, except (x) Taxes and general and special assessments not in default and payable without penalty and interest, and (y) Liens, easements, covenants and other restrictions or imperfections of title that do not materially impair the current use, occupancy, or value in excess of any indebtedness secured by such Lien, or the marketability of title of such Owned Facilities;

                  (ii) to the Company's knowledge, there are no pending or threatened condemnation proceedings, lawsuits or administrative actions relating to any Owned Facility or other matters affecting materially and adversely the current use, occupancy or value thereof;

                  (iii) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties (other than wholly-owned subsidiaries of the Company) the right of use or occupancy of any portion of any Owned Facility that materially adversely affect the Company's use of the property;

                  (iv) there are no outstanding options or rights of first refusal to purchase any Owned Facility, or any portion thereof or interest therein;

                  (v) there are no parties (other than the Company or its subsidiaries) in possession of any Owned Facility, other than tenants under any leases to be provided to Parent who are in possession of space to which they are entitled; and

                  (vi) all facilities located on Owned Facilities are now, and will be at the time of Closing, in good operating condition and repair, and structurally sound and free of known defects, with no material alterations or repairs required thereto (other than ordinary and routine maintenance and repairs) under applicable Laws, Company Permits or insurance company requirements. To the Company's knowledge, all such Owned Facilities have been operated and maintained in all material respects in accordance with applicable Laws and Company Permits. All such Owned Facilities are supplied with utilities and other services, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate for the uses to which such Owned Facility is being put and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property.

         (c) With respect to each Leased Facility:

                  (i) the Company will make available to Parent a true, correct, and complete copy of the lease, sublease or other occupancy agreement for such Leased Facility (and all modifications, amendments, and supplements thereto and all side letters to which Company or any of its subsidiaries is a party affecting the obligations of any party thereunder) (each such agreement is referred to herein as a "REAL PROPERTY LEASE");

                  (ii) to the Company's knowledge, the Company or its subsidiary has a good and valid leasehold interest in such Leased Facility free and clear of all Liens, except (x) Taxes and general and special assessments not in default and payable without penalty and interest, and (y) easements, covenants and other restrictions that do not materially impair the current use, occupancy or value, or the marketability of the Company's or its subsidiary's interest in such real property;

                  (iii) to the Company's knowledge, each Real Property Lease constitutes the valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, and is in full force and effect;

                  (iv) all rent and other sums and charges payable by the Company or its subsidiary as tenant under the Real Property Lease covering the Leased Facility are current, no termination event or condition or uncured default on the part of the tenant or, to the Company's knowledge, the landlord, exists under any Real Property Lease. No party to such Real Property Lease has given written notice to the Company or its subsidiary or made a claim in writing against the Company or its subsidiary in respect of any breach or default thereunder;

                  (v) neither the Company nor its subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered its leasehold interest in the Leased Facility; and

                  (vi) the Company's Leased Facilities located in Atsugi, Japan are now, and will be at the time of Closing, in good operating condition and repair, and structurally sound and free of known defects, with no material alterations or repairs required thereto (other than ordinary and routine maintenance and repairs) under applicable Laws, Company Permits or insurance company requirements. To the Company's knowledge, all such Atsugi, Japan leased facilities have been operated and maintained in all material respects in accordance with applicable Laws and Company Permits. All such facilities are supplied with utilities and other services, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate for the uses to which such facilities are being put.

         SECTION 3.11 Litigation. Except as disclosed in Section 3.11 of the Company Disclosure Schedule, there is no other suit, claim, action, proceeding or, to the Company's knowledge, investigation, pending or, to the Company's knowledge, threatened which is reasonably expected to have, individually and in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole. Except as disclosed in Section 3.11 of the Company Disclosure Schedule, none of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree which is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole. To the Company's knowledge, there is no action, suit, proceeding or investigation pending or threatened against any current or former officer, director, employee or agent of the Company or any of its subsidiaries (in his or her capacity as such) which is reasonably expected to give rise to a claim for contribution or indemnification against the Company or any of its subsidiaries. Notwithstanding the foregoing, any shareholder litigation or litigation by any Governmental Entity, in each case brought or threatened against the Company or any officer, director, employee or agent of the Company in any respect of this Agreement or the transactions contemplated hereby, shall not be deemed to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

         SECTION 3.12 Compliance with Applicable Law; Permits. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to comply is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole. The businesses and operations of the Company and its subsidiaries comply in all respects with all Laws applicable to the Company or its subsidiaries, except where the failure to so comply is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

         SECTION 3.13 Employee Plans

         (a) Section 3.13(a) of the Company Disclosure Schedule sets forth a true, correct, and complete list of:

                  (i) all material "employee benefit plans," as defined in
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), under which the Company or any of its subsidiaries has any obligation or liability, contingent or otherwise, including, but not limited to, (i) all severance plans or arrangements other than any such plan or arrangement (x) under which severance benefits do not exceed two weeks' salary for each year of employment or, in the case of employees whose annual cash compensation exceeds $100,000, three months' salary, or (y) which is legally mandated by applicable non-U.S. law; and (ii) all supplemental or U.S. non-qualified retirement plans or arrangements which provide benefits to any employee whose annual cash compensation exceeds $100,000 or benefits in excess of $5,000 for each year of employment (the "BENEFIT PLANS"); and

                  (ii) all employment, consulting, termination, severance or individual compensation agreements (other than any such agreement which is terminable within 90 days without liability or at any time without liability exceeding two weeks' salary for each year of employment or, in the case of employees whose annual cash compensation exceeds $100,000, three months' salary, or is legally mandated by applicable non-U.S. law); all stock award, stock option, stock purchase or other equity-based (including phantom stock or stock appreciation rights) plans or arrangements; all material bonus or other incentive compensation plans or agreements (including, but not limited to, any such plan or agreement covering any officer or employee whose annual cash compensation exceeds $100,000); all material salary continuation or deferred compensation plans or agreements (including, but not limited to, any such plan or agreement covering any current or former officer or employee whose annual cash compensation exceeds $100,000; in each case, as to which the Company or any of its subsidiaries has any obligation or liability (contingent or otherwise) (the "EMPLOYEE ARRANGEMENTS").

         (b) A complete and correct copy of each Employee Arrangement, including the forms of stock option grant agreements generally used to make grants under the Company Option Plans, has been provided to Parent. In respect of each Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been or will be provided to Parent: (i) the most recent plan and related trust documents, and all amendments thereto; (ii) the most recent summary plan description, and all related summaries of material modifications thereto; (iii) the most recent Form 5500 (including, schedules and attachments);
(iv) the most recent Internal Revenue Service ("IRS") determination letter; and
(v) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report nos. 87, 106 and 112).

         (c) Except as disclosed in Section 3.13(c) of the Company Disclosure Schedule, none of the Benefit Plans or Employee Arrangements is subject to Title IV of ERISA, constitutes a defined benefit retirement plan or is a multi-employer plan described in Section 3(37) of ERISA, and the Company and its subsidiaries do not have any material obligation or liability (contingent or otherwise) in respect of any such plans. The Company and its subsidiaries are not members of a group of trades or businesses (other than that consisting of the Company and its subsidiaries) under common control or treated as a single employer pursuant to Section 414 of the Code.

         (d) The Benefit Plans and their related trusts intended to qualify under Sections 401 and 501(a) of the Code, respectively, have received a favorable determination letter from the IRS and the Company has no knowledge that any event has occurred since the date of such letter that could cause the IRS to revoke such determination. Any voluntary employee benefit association which provides benefits to current or former employees of the Company and its subsidiaries, or their beneficiaries, is and has been qualified under Section 501(c)(9) of the Code.

         (e) In all material respects, all contributions or other payments required to have been made by the Company and its subsidiaries to or under any Benefit Plan or Employee Arrangement by applicable Law or the terms of such Benefit Plan or Employee Arrangement (or any agreement relating thereto) have been timely and properly made or have been accrued in the Company's financial statements.

         (f) The Benefit Plans and Employee Arrangements have been maintained and administered in accordance with their terms and applicable Laws and no individual who has performed services for the Company or any of its subsidiaries has been improperly excluded from participation in any Benefit Plan or Employee Arrangement, except where the failure to so maintain and administer such Benefit Plans or the exclusion of any such individuals is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

         (g) There are no pending or, to the Company's knowledge, threatened actions, claims, or proceedings against or relating to any Benefit Plan or Employee Arrangement (other than routine benefit claims by persons claiming benefits thereunder), and, to the knowledge of the Company, there are no facts or circumstances which could form a reasonable basis for any of the foregoing, except for such actions, claims or proceedings which are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

         (h) The Company and its subsidiaries do not have any material obligation or liability (contingent or otherwise) to provide post-retirement life insurance or health benefits coverage for current or former officers, directors, or employees of the Company or any of its subsidiaries except (i) as may be required under Part 6 of Title I of ERISA at the sole expense of the participant or the participant's beneficiary, (ii) a medical expense reimbursement account plan pursuant to Section 125 of the Code, or (iii) through the last day of the calendar month in which the participant terminates employment with the Company or any subsidiary of the Company.

         (i) Except as set forth in Section 3.13(i) of the Company Disclosure Schedule, none of the assets of any Benefit Plan is stock of the Company or any of its affiliates, or property leased to or jointly owned by the Company or any of its affiliates.

         (j) Except as disclosed in Section 3.13(j) of the Company Disclosure Schedule or in connection with equity compensation, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former, or retired) of the Company or any of its subsidiaries, (ii) increase any benefits under any Benefit Plan or Employee Arrangement (determined without regard to the "materiality" limits set forth in the definitions of such terms), or (iii) result in the acceleration of the time of payment of, vesting of, or other rights in respect of any such benefits.

      (k) Except as disclosed in Section 3.13(k) of the Company Disclosure Schedule, each of the Benefit Plans covering employees outside of the United States is funded in all material respects through adequate reserves on the financial statements of the Company or its subsidiaries, insurance contracts, annuity contracts, trust funds or similar arrangements. The benefits and compensation under the Benefit Plans and Employee Arrangements covering employees outside of the United States are no more than customary and reasonable for the country in which such employees work and the industry in which the Company and its subsidiaries conduct their business.

      (l) The aggregate number of shares of Company Common Stock purchasable under all outstanding purchase rights under the Burr-Brown Employee Stock Purchase Plan does not exceed the maximum number of shares remaining available for issuance under such plan. The aggregate amount of the current payroll deductions for a payroll period under the Burr-Brown Employee Stock Purchase Plan is set forth in Section 3.13(l) of the Company Disclosure Schedule.

      SECTION 3.14 Labor Matters.

      (a) The Company and its subsidiaries are not parties to any labor or collective bargaining agreement, and no employees of the Company or any of its subsidiaries are represented by any labor organization. There are no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the Company's knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the last twelve months, to the Company's knowledge, there have been no organizing activities involving the Company or any of its subsidiaries in respect of any group of employees of the Company or any of its subsidiaries.

      (b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened in writing against or involving the Company or any of its subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the Company's knowledge, threatened in writing by or on behalf of any employee or group of employees of the Company or any of its subsidiaries which, if individually or collectively resolved against the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

      (c) There are no complaints, charges or claims against the Company or any of its subsidiaries pending or, to the Company's knowledge, threatened to be brought or filed with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its subsidiaries which, if individually or collectively resolved against the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, and, to the knowledge of the Company, there are no facts or circumstances which could form a reasonable basis for any of the foregoing.

      (d) There has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act, as amended ("WARN"), in respect of the Company or any of its subsidiaries within the six months prior to the Effective Time.

      (e) All employees of the Company and its subsidiaries possess all applicable passports, visas, permits and other authorizations required by all applicable immigration or similar Laws to be employed by and to perform services for and on behalf of the Company and its subsidiaries, except where the failure to possess such passports, visas, permits or other authorizations would not, individually or in the aggregate, reasonably be expected to materially affect the conduct of business by the Company or its subsidiaries. The Company and its subsidiaries, and their employees, have complied in all material respects with all applicable immigration and similar Laws.

      SECTION 3.15 Environmental Matters.

      (a) For purposes of this Agreement:

                  (i) "ENVIRONMENTAL LAW" means all federal, state, local or foreign Law, or other legal requirement regulating or prohibiting Releases of Hazardous Materials into the indoor or outdoor environment, or pertaining to the protection of natural resources or wildlife, the environment or public and employee health and safety or pollution or the exposure to Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 7401 et seq.), the Atomic Energy Act (42 U.S.C. Section 2014 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Communications Act (47 U.S.C. Section 151 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA"), as such laws or other legal requirements have been and may be amended or supplemented through the Closing Date;

                  (ii) "HAZARDOUS MATERIAL" means any substance, material or waste which is regulated pursuant to any applicable Environmental Law as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste," "toxic substance," "source material," "special nuclear material," "byproduct material," "high-level radioactive waste," "low-level radioactive waste," "spent nuclear material" or "radio frequency" and includes petroleum, petroleum products and petroleum by-products and waste;

                  (iii) "RELEASE" means any release, spill, emission, leaking, pumping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property currently or formerly owned, operated or leased by the applicable party or its subsidiaries; and

                  (iv) "REMEDIAL ACTION" means all actions, including any capital expenditures, required by a Governmental Entity or required under or taken pursuant to any Environmental Law, or voluntarily undertaken to (A) clean up, remove, treat, remediate or address any Hazardous Materials in the indoor or outdoor environment; (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public or employee health or welfare or the indoor or outdoor environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release.

      (b) Except as set forth in Section 3.15 of the Company Disclosure
Schedule:

                  (i) The operations of the Company and its subsidiaries are in material compliance with all Environmental Laws, and the Company is not aware of any facts, circumstances or conditions which, without significant capital expenditures, would prevent material compliance in the future;

                  (ii) To the Company's knowledge, the Company and its subsidiaries have obtained all Company Permits, required under applicable Environmental Laws for the continued operations of their respective businesses; the Company and its subsidiaries have made all material filings, reports and notices required under any Environmental Law for the past and future operations of their respective businesses;

                  (iii) The Company and its subsidiaries are not subject to any outstanding written orders or material contracts or agreements with any Governmental Entity or other person respecting (A) Environmental Laws,
         (B) any Remedial Action, (C) any Release or threatened Release of a Hazardous Material, or (D) an assumption of responsibility for environmental claims of another person or entity;

                  (iv) The Company and its subsidiaries have not received any written communication alleging, in respect of any such party, the material violation of or liability (real or potential) under any Environmental Law; or requesting, with respect to any such party, information with respect to an investigation pursuant to CERCLA, or any foreign or state counterpart thereto, or any other Environmental Law;

                  (v) To the Company's knowledge, neither the Company nor any of its subsidiaries has any material contingent liability in connection with any Remedial Action or the Release of any Hazardous Material (whether on-site or off-site) or employee or third party exposure to Hazardous Materials;

                  (vi) To the Company's knowledge, the operations of the Company and its subsidiaries involving the generation, transportation, treatment, storage or disposal of Hazardous Materials are in material compliance with applicable Environmental Laws and, to the Company's knowledge, there has been no disposal by the Company or its subsidiaries of any Hazardous Materials on or in any site listed or formally proposed to be listed on the National Priorities List promulgated pursuant to CERCLA or any foreign or state remedial priority list promulgated or maintained pursuant to comparable foreign or state law, except where such disposal would not reasonably be expected to create a material adverse liability for the Company;

                  (vii) To the Company's knowledge, there is not now nor has there been in the past, on, in or at any Owned Facility, Leased Facility, Former Facility (defined as all of the real property formerly owned, leased or used, other than those used solely for office or administrative purposes, by the Company or any of its current or former subsidiaries or corporate predecessors in interest at any time in the past), or any other facility for which the Company or its subsidiaries has assumed responsibility for environmental claims, any of the following: (A) any underground storage tanks; (B) landfills, dumps or surface impoundments; (C) any planned, ongoing or completed Remedial Action; (D) any asbestos-containing materials; or (E) any polychlorinated biphenyls;

                  (viii) There is not now, nor to the Company's knowledge, has there been in the past, on, in or at any Owned Facility, Leased Facility, Former Facility, or any other facility for which the Company or its subsidiaries has assumed responsibility for environmental claims, any site on or nominated for the National Priority List promulgated pursuant to CERCLA or any foreign or state remedial priority list promulgated or published pursuant to any comparable foreign or state law; and

                  (ix) No judicial or administrative proceedings are pending or, to the Company's knowledge, threatened against the Company or its subsidiaries alleging the material violation of or seeking to impose material liability pursuant to any Environmental Law and, to the Company's knowledge, there are no investigations pending or threatened against the Company or any of its subsidiaries under Environmental Laws.

      (c) The Company will make available to Parent copies of all material environmentally related assessments, audits, investigations, or similar reports (and, upon reasonable specific request, sampling reports) in its possession or control and which were prepared in the last five years (and, upon reasonable specific request, earlier information) relating to the Company or its subsidiaries or any real property currently or formerly owned, operated or leased by or for the Company or its subsidiaries, including any Owned Facility, Leased Facility, or Former Facility.

      SECTION 3.16 Tax Matters.

      (a) Each of the Company and its subsidiaries has timely filed (or has had timely filed) all Tax Returns required to be filed by it (or on its behalf). All such Tax Returns are complete and correct in all material respects. The Company and its subsidiaries have paid all Taxes due for the periods covered by such Tax Returns. The most recent Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all Taxable periods and portions thereof through the date of such Company SEC Reports. The Company has previously delivered (or, in the case of foreign Tax Returns and audit reports, will deliver) to

Parent copies of (i) all federal, state, local and foreign income and franchise Tax Returns filed by the Company and its subsidiaries relating to any taxable periods of the Company or any of its subsidiaries that remains subject to audit under applicable statutes of limitations; and (ii) any audit report issued within the last three years (or otherwise in respect of any audit or investigation in progress) relating to Taxes due from or in respect of the Company or its subsidiaries.

      (b) No material deficiencies for any Taxes have been proposed, asserted, or assessed against the Company or its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney in respect of any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised by the relevant taxing authority during any presently pending audit or examination. All income and franchise Tax Returns filed by or on behalf of the Company and its subsidiaries for the taxable years ended on or prior to December 31, 1997 have been reviewed by the relevant taxing authority or the statute of limitations with respect to such Tax Returns has expired.

      (c) No material Liens for Taxes exist in respect of any assets or properties of the Company or its subsidiaries, except for statutory Liens for Taxes not yet due.

      (d) Neither the Company nor any of its subsidiaries is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation, or similar agreement, arrangement, or practice in respect of Taxes (whether or not written) (including any advance pricing agreement, closing agreement, or other agreement relating to Taxes with any taxing authority).

      (e) Neither the Company nor any of its subsidiaries (i) has ever been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar or analogous group defined under a similar or analogous state, local or foreign Law) other than an affiliated group the common parent of which is the Company, or (ii) has any liability under Treasury Regulation Section 1.1502-6 (or any predecessor or successor thereof or analogous or similar provision under state, local or foreign Law), as a transferee or successor, by contract or otherwise for Taxes of any affiliated group of which the Company is not the common parent.

      (f) Neither the Company nor any of its subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

      (g) Except as set forth in Section 3.16(g) of the Company Disclosure Schedule, there are no employment, severance, or termination agreements or other compensation arrangements currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement that individually or collectively (either alone or upon the occurrence of any additional or subsequent event), could give rise to a payment which is nondeductible by reason of Section 280G of the Code.

      (h) The Company and its subsidiaries have complied in all material respects with all Laws applicable to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authority all amounts required to be so withheld and paid over for all periods under all applicable Laws.

      (i) No federal, state, local, or foreign audits or other administrative proceedings or court proceedings are presently pending in respect of any Taxes or Tax Returns of the Company or its subsidiaries and neither the Company nor its subsidiaries have received a written notice of any pending audit or proceeding.

      (j) Except as set forth in Section 3.16(i) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method initiated by the Company or its subsidiaries or has any knowledge that a taxing authority has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company or its subsidiaries.

      (k) Except as set forth in Section 3.16(k) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any contract, agreement, or other arrangement which could result in the payment of amounts that could be nondeductible by reason of Section 162(m) of the Code, provided that no representation or warranty is made as to performance-based or equity-based compensation.

      (l) Neither the Company nor any of its subsidiaries has received any private letter rulings from the IRS or comparable rulings from other taxing authorities.

      (m) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

      (n) Neither the Company nor any of its subsidiaries (i) engaged in any "intercompany transactions" in respect of which gain was and continues to be deferred pursuant to Treasury Regulation Section 1.1502-13 or any predecessor or successor thereof or analogous or similar provision under state, local or foreign Law; or (ii) has "excess loss accounts" in respect of the stock of any subsidiary pursuant to Treasury Regulation Section 1.1502-19, or any predecessor or successor thereof or analogous or similar provision under state, local or foreign Law.

      For purposes of this Agreement, "TAX" or "TAXES" means all federal, state, local or foreign Taxes, charges, fees, imposts, duties, levies, gaming or other assessments, including, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, and estimated Taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to Tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes, any liability in respect of Taxes imposed by contract, Tax sharing agreement, Tax indemnity agreement or any similar agreement. "TAX RETURNS" means any report, return, document, declaration, or any other information or filing required to be supplied to any taxing authority or jurisdiction (domestic or foreign) in respect of Taxes, including, information returns, any document in respect of or accompanying payments or estimated Taxes, or in respect of or accompanying requests for the extension of time in which to file any such report, return document, declaration, or other information, including amendments thereof and attachments thereto.

      SECTION 3.17 Absence of Questionable Payments. To the Company's knowledge, neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other domestic or foreign Law. To the Company's knowledge, neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has accepted or received any unlawful contributions, payments, gifts or expenditures.

      SECTION 3.18 Material Contracts.

      (a) The Company has heretofore made available to Parent true, correct and complete copies of all written contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder) to which the Company or any of its subsidiaries is a party or by which any of its assets or properties are bound that are material to the business, assets or properties of the Company and its subsidiaries taken as a whole, including, to the extent any of the following are, individually or in the aggregate, material to the business, assets or properties of the Company and its subsidiaries taken as a whole, all: (i) employment, severance, product design or development, personal services, consulting, non-competition or indemnification contracts (including, any contract to which the Company or any of its subsidiaries is a party involving employees of the Company), but excluding normal indemnification provisions under license or sale contracts; (ii) licensing, merchandising or distribution agreements involving the payment of more than $5,000,000 per year; (iii) contracts granting a right of first refusal or first negotiation involving in excess of $5,000,000; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material assets or properties of the Company (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1999; (vi) contracts or agreements with any Governmental Entity involving the payment of more than $2,000,000 per year; (vii) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any of its subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred, in each case involving in excess of $2,000,000; (viii) agreements that purport to limit, curtail or restrict the ability of the Company or any of its subsidiaries to compete in any geographic area or line of business; (ix) foundry, wafer manufacturing or fabricating agreements; (x) assembly (packaging), testing, or supply agreements, in each case, involving in excess of $3,000,000; and (xi) commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.1, the "MATERIAL CONTRACTS"). Section 3.18 of the Company Disclosure Schedule sets forth a list of all Material Contracts.

      (b) To the Company's knowledge, each of the Material Contracts constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms, and is in full force and effect. There is no material default under any Material Contract either by the Company (or its subsidiaries) or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the giving of notice, the lapse of time, or both would constitute a default thereunder by the Company (or its subsidiaries) or, to the Company's knowledge, any other party. As of the date hereof, no foundry has notified the Company in writing that it intends to terminate or fail to extend its contract with the Company within one year of the date of the Agreement, except for any such termination or failure as would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

      (c) No party to any such Material Contract has given notice to the Company of or made a claim against the Company in respect of any material breach or default thereunder.

      SECTION 3.19 Subsidies. Section 3.19 of the Company Disclosure Schedule sets forth a list of all material grants, subsidies and similar arrangements directly or indirectly between or among the Company or any of its subsidiaries, on the one hand, and any domestic or foreign Governmental Entity or any other person, on the other hand. Except as set forth on Section 3.19 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has requested, sought, applied for or entered into any material grant, subsidy or similar arrangement directly or indirectly from or with any domestic or foreign Governmental Entity or any other person.

      SECTION 3.20 Intellectual Property.

      (a) As used herein, the term "INTELLECTUAL PROPERTY" means domestic and foreign letters patent, patents, patent applications, patent licenses, know-how licenses, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications, databases, software licenses, trade names, trade secrets, technical knowledge, know-how, confidential information, customer lists, proprietary processes, techniques, formulae, "semiconductor chip product" and "mask works" (as such terms are defined in 17 U.S.C. 901), and related ownership, use and other rights (including rights of renewal and rights to sue for past, present and future infringements or misappropriations thereof).

      (b) To the Company's knowledge, and except as are not reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole: (i) each item of Intellectual Property is in compliance with applicable legal requirements relating to the enforceability or maintenance of such item (including payment of filing, examination and maintenance fees and proofs of working or use, as applicable) other than any requirement that if, not satisfied, would not result in a revocation or otherwise materially affect the enforceability of the item of Intellectual Property in question, and the Company has taken reasonable steps to protect such Intellectual Property; (ii) the Company and its subsidiaries own or have the right to use, free and clear of all Liens, all Intellectual Property necessary for the operation of the businesses of the Company and its subsidiaries as presently conducted and as presently proposed to be conducted; (iii) each material item of Intellectual Property owned or used by the Company and its subsidiaries immediately prior to the Effective Time will be owned or available for use by Parent and the Surviving Corporation immediately subsequent to the Effective Time; (iv) the Company and its subsidiaries have taken all action deemed by the Company or the relevant subsidiary to be necessary or reasonable, but in no event less than all commercially reasonable action, to protect and preserve the confidentiality of all technical Intellectual Property not otherwise protected by patents, patent applications or copyrights; (v) the Company has had and continues to have a requirement that all employees of the Company and its subsidiaries must execute a non-disclosure agreement which includes an agreement to assign to the Company or its subsidiaries all rights to Intellectual Property originated or invented by such employee relating to the business of the Company and its subsidiaries; and (vi) no trade secret or confidential know-how material to the business of the Company or any of its subsidiaries as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the Company's or such subsidiary's proprietary interests in and to such trade secrets and confidential know-how.

      (c) Except as set forth in Section 3.20(c) of the Company Disclosure Schedule, to the Company's knowledge, neither the Company nor any of its subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Company nor any of its subsidiaries has received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation that remains unresolved and, if decided adversely to the Company, would be reasonably likely to have a Material Adverse Effect on the Company and subsidiaries taken as a whole. No third party has, to the Company's knowledge, interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company or its subsidiaries, except where such actions are not reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

      (d) Section 3.20(d) of the Company Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that the Company or any of its subsidiaries uses pursuant to license, sublicense, agreement or permission that either (i) if such license, sublicense, agreement or permission were denied, would reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries taken as a whole, or (ii) includes any unsatisfied obligation to pay any royalty amount or any obligation to pay a royalty, whether fixed or determined based on usage, following the Effective Date in excess of $250,000. To the Company's knowledge, in respect of each such item of used Intellectual Property:

                  (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect;

                  (ii) the licenses, sublicenses, agreements or permissions will in all material respects continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Effective Time;

                  (iii) no party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder such as would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; and

                  (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof.

      (e) Except as set forth in Section 3.20(e) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has granted (i) any exclusive licenses (other than implied patent licenses in the ordinary course of business) in any patents owned by the Company or any of its subsidiaries or (ii) any exclusive licenses in any other Intellectual Property owned by the Company or any of its subsidiaries to any third party.

      (f) Except as may have been given in connection with patent licenses set forth in Section 3.20(e) of the Company Disclosure Schedule or given in the ordinary course of business within the scope of the Company's standard terms and conditions of sale, neither the Company nor any of its subsidiaries has entered into any material agreement to indemnify any other person against any charge of infringement or misappropriation of any Intellectual Property.

      (g) The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not (i) result in the loss or impairment of, or give rise to any right of any third party to terminate or alter, any of the Company's or any of its subsidiaries' rights to own any of its Intellectual Property except as are not reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, nor (ii) require the consent of any Governmental Entity or third party in respect of any such Intellectual Property that, if not obtained, is reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

      SECTION 3.21 Opinion of Financial Advisor. Broadview International LLC (the "FINANCIAL ADVISOR") has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to the stockholders of the Company from a financial point of view, and such opinion has not been withdrawn or modified.

      SECTION 3.22 Brokers. No broker, finder, investment banker or other person (other than the Financial Advisor, a true and correct copy of whose engagement letter has been provided to Parent) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates.

      SECTION 3.23 Accounting Matters. Neither the Company nor, to the Company's knowledge, any of its affiliates, has taken or agreed to take any action or is aware of any fact or circumstance that would prevent the Merger from qualifying as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations.

      SECTION 3.24 Recalls. Except as set forth on Section 3.24 of the Company Disclosure Schedule, (i) there has not been any recall made broadly to customers since December 31, 1998 of any product designed, manufactured, shipped, sold or otherwise introduced into the stream of commerce by or on behalf of the Company or any of its past or present subsidiaries ("PRODUCT"), and (ii) to the Company's knowledge, there are currently no material defects in design, manufacturing, materials or workmanship which involve any Product that accounts for a material portion of the Company's sales.

      SECTION 3.25 DGCL Section 203. The Company Board has taken all action required so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in DGCL Section 203) will not apply to the execution, delivery or performance of this Agreement, the Voting Agreement or the Option Agreement or the consummation of the Merger. No other antitakeover Laws of any state are applicable to this Agreement, the Voting Agreement, the Option Agreement or the transactions contemplated hereby or thereby.

      SECTION 3.26 Amendment to the Company Rights Agreement. The Company Board has taken all necessary action (including, any amendment thereof) under the Amended and Restated Rights Agreement, dated as of August 9, 1999, between the Company and Harris Trust and Savings Bank, as Rights Agent (the "COMPANY RIGHTS AGREEMENT"), so that (a) none of the execution or delivery of this Agreement, the Voting Agreements or the Option Agreement, the exchange of the shares of Parent Common Stock for the Shares in accordance with Article II, or any other transaction contemplated hereby or thereby will cause (i) the rights (the "RIGHTS") issued pursuant to the Company Rights Agreement to become exercisable under the Company Rights Agreement, (ii) Parent or Merger Sub to be deemed an "Acquiring Person" (as defined in the Company Rights Agreement), or (iii) the "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Agreement) to occur upon any such event; and (b) the "Expiration Date" (as defined in the Company Rights Agreement) of the Rights shall occur immediately prior to the Effective Time. Copies of such amendments to the Company Rights Agreement have been previously made available to Parent.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

      Except as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), Parent and Merger Sub hereby represent and warrant to the Company as follows:

      SECTION 4.1 Organization.

      (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

      (b) Each of Parent and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

      (c) Parent has heretofore delivered to the Company accurate and complete copies of the certificate of incorporation and bylaws of Parent and the charter and bylaws of Merger Sub as currently in effect.

      SECTION 4.2 Authority Relative to This Agreement.

      (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and the Option Agreement have been duly and validly executed and delivered by each of Parent and Merger Sub and constitute valid, legal and binding agreements of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      (b) The Board of Directors of Parent (the "PARENT BOARD"), the Board of Directors of Merger Sub and Parent as the sole stockholder of Merger Sub have duly and validly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by such Boards of

Directors and Parent as the sole stockholder of Merger Sub for the consummation of the transactions.

      SECTION 4.3 SEC Reports; Financial Statements. Since January 1, 1997, Parent has filed all forms, reports and documents with the SEC required to be filed by it under the Securities Act and the Exchange Act (the "PARENT SEC REPORTS"), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such Parent SEC Reports were filed. None of the Parent SEC Reports contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent amended prior to the date hereof by a subsequently filed Parent SEC Report. The consolidated financial statements of Parent included in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC in respect thereof and fairly presented, in conformity with GAAP on a consistent basis (except as indicated in the notes thereto), the consolidated financial position of Parent and its consolidated subsidiaries, in each case as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to the absence of certain footnote disclosure and to normal year-end adjustments). For purposes of this Agreement "PARENT BALANCE SHEET" means the consolidated balance sheet of Parent as of March 31, 2000, and "PARENT BALANCE SHEET DATE" means March 31, 2000. Except as and to the extent disclosed in the Parent SEC Reports, since the Parent Balance Sheet Date, there has not been any event, occurrence or development which is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent and its subsidiaries taken as a whole.

      SECTION 4.4 Undisclosed Liabilities. There are no material liabilities of Parent or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which are required to be reflected in its financial statements (or in the notes thereto) in accordance with GAAP, other than: (a) liabilities disclosed, provided for or reserved against in the Parent Balance Sheet or in the notes thereto; (b) liabilities arising in the ordinary course of business after the date of the Parent Balance Sheet; (c) liabilities disclosed in the Parent SEC Reports prior to the date hereof; and (d) liabilities under this Agreement.

      SECTION 4.5 Capitalization of Parent. The authorized capital stock of Parent consists of: (i) 2,400,000,000 shares of Common Stock, par value $1.00 per share (the "PARENT SHARES"), of which 1,640,911,212 shares are issued and outstanding and 807,643 shares are held by Parent in treasury as of June 16, 2000 and [_______] shares are held by Parent in treasury, and (ii) 10,000,000 shares of Preferred Stock, par value $25.00 per share, no shares of which are outstanding as of June 16, 2000. All of the issued and outstanding Parent Shares have been validly issued, and are duly authorized, fully paid, non-assessable and free of preemptive rights. As of June 16, 2000, 157,185,046 Parent Shares were available for issuance under Parent's option plans, of which approximately 135,293,284 were issuable upon or otherwise deliverable in connection with the exercise of options outstanding on such date. Except as set forth above and any additional Parent Shares issued between June 16, 2000 and June 21, 2000 in connection with option exercises and except for the Parent Rights Agreement, as of June 21, 2000, there are no outstanding (i) shares of capital stock or other voting securities of Parent; (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent; (iii) options or other rights to acquire from Parent and no obligations of Parent to issue, any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of Parent; or (iv) equity equivalents, interests in the ownership or earnings of Parent, or other similar rights (including stock appreciation rights).

      SECTION 4.6 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) the Proxy Statement will, at the date mailed to stockholders of the Company and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event in respect of Parent, its officers and directors, or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, Parent shall promptly so advise the Company and such event shall be so described, and such amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. No representation is made under this Section 4.6 with respect to any statements made or incorporated by reference in the S-4 or the Proxy Statement based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

      SECTION 4.7 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the HSR Act, the filing and acceptance for record of the Certificate of Merger as required by the DGCL, and such other filings, permits, authorizations, consents and approvals which, if not obtained or made, are not reasonably expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Merger Sub of this Agreement or the Option Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby or thereby. The execution, delivery, and performance of this Agreement and the Option Agreement by Parent or Merger Sub and the consummation by Parent or Merger Sub of the transactions contemplated hereby and thereby will not result in any violation of or conflict with, constitute a default under (with or without due notice or lapse of time or both), require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation under, (i) the respective certificate of incorporation or bylaws of Parent or Merger Sub,
(ii) any agreement, note, bond, mortgage, indenture, contract, lease, permit or other obligation or right to which Parent or Merger Sub is a party or by which any of their respective assets or properties is bound, or (iii) any Law, except in the case of (ii) or (iii) where any of the foregoing is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

      SECTION 4.8 Litigation. Except as disclosed in the Parent SEC Reports, there is no other suit, claim, action, proceeding or, to Parent's knowledge, investigation, pending or, to Parent's knowledge, threatened which is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole. Except as disclosed in the Parent SEC Reports, none of Merger Sub, Parent or its subsidiaries is subject to any outstanding order, writ, injunction or decree which is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole. Notwithstanding the foregoing, any shareholder litigation or litigation by any Governmental Entity, in each case brought or threatened against Parent, Merger Sub or any officer, director, employee or agent of Parent or Merger Sub in any respect of this Agreement or the transactions contemplated hereby shall not be deemed to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

      SECTION 4.9 Compliance with Applicable Law. The businesses and operations of Parent and Merger Sub comply in all respects with all Laws applicable to Parent or its subsidiaries, except where the failure to comply is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

      SECTION 4.10 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

      SECTION 4.11 Brokers. No broker, finder, investment banker or other person (other than Morgan Stanley & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent, Merger Sub or any of their affiliates.

      SECTION 4.12 Accounting Matters. Neither Parent nor, to Parent's knowledge, any of its affiliates, has taken or agreed to take any action or is aware of any fact or circumstance that would prevent the Merger from qualifying as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations.

                                   ARTICLE V
                    COVENANTS RELATED TO CONDUCT OF BUSINESS

      SECTION 5.1 Conduct of Business of the Company. Except as set forth in
Section 5.1 of the Company Disclosure Schedule, as consented to by Parent or as contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and use reasonable best efforts to preserve intact its current business organizations, keep available the service of its current officers and key employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Section 5.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent:

                  (a) amend its charter or bylaws (or other similar organizational or governing instruments) or amend, modify or terminate the Company Rights Plan;

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, any stock options or stock appreciation rights), except for (x) the issuance of Shares upon the exercise of outstanding Company Stock Options, and the grant to newly hired officers, employees or agents (in the ordinary course of business consistent with past practice) of additional Company Stock Options after the date hereof to purchase up to 100,000 additional Shares and the issuance of shares on the exercise thereof and (y) the conversion of 4-1/4% Notes;

                  (c) (i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than any dividends or distributions payable to the Company or its subsidiaries); (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such (other than any distributions or payments to the Company or its subsidiaries); or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries (including redeeming any Rights);

                  (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

                  (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary of Company;

                  (f) (i) incur or assume any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) except (A) in the ordinary and usual course of business consistent with past practice or (B) in connection with any acquisition or capital expenditure permitted by this Section 5.1; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary and usual course of business consistent with past practice, and except for obligations of the wholly owned subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than (A) any acquisition permitted by this Section 5.1, (B) loans, advances or capital contributions to or investments in wholly owned subsidiaries of the Company, (C) loans or advances to employees of the Company or any of its subsidiaries in the ordinary course of business consistent with past practice or (D) extensions of credit to customers in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) create or assume any Lien on any material assets of the Company or any of its subsidiaries other than in the ordinary and usual course of business consistent with past practice;

                  (g) (i) except as set forth in Section 5.1(g) of the Company Disclosure Schedule or as required under existing agreements, increase in any manner the compensation or fringe benefits of any director, officer or employee except in the ordinary course of business consistent with past practice or pay any benefit not required by any plan and arrangement as in effect as of the date hereof or grant any completion bonuses or change of control payments in respect of the Merger or that will be affected thereby; (ii) except in the ordinary course of business consistent with past practice, promote or change the classification or status in respect of or hire any employee or individual; or (iii) make any contributions or other deposits to any trust that is not qualified under Section 501(a) of the Code;

                  (h) acquire, sell, lease or dispose of any material assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to the Company and its subsidiaries taken as a whole, or grant any exclusive distribution rights other than extensions or renewals in the ordinary course of business consistent with past practice;

                  (i) except as may be required as a result of a change in Law or in GAAP, make any material change in any of the accounting principles or practices used by it;

                  (j) revalue in any material respect any of its assets, including, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

                  (k) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) other than in the ordinary and usual course of business consistent with past practice, enter into any material contract or agreement or amend in any material respect any of the Material Contracts or the agreements referred to in Section 3.18; (iii) authorize any new capital expenditure or expenditures which are not provided for in the Company's current capital expenditure plan and which, individually, is in excess of $300,000 or, in the aggregate, are in excess of $750,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

                  (l) make or revoke any Tax election, or settle or compromise any material Tax liability, or change (or make a request to any taxing authority to change) any aspect of its method of accounting for Tax purposes;

                  (m) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business consistent with past practice or in accordance with their terms of liabilities reflected, or reserved against in, the consolidated financial statements of the Company and its subsidiaries or incurred since the date of such financial statements or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

                  (n) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

                  (o) take any action (including, any action otherwise permitted by this Section 5.1) that would prevent or impede the Merger from qualifying as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations or as a "reorganization" under Section 368 of the Code;

                  (p) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

                  (q) fail to comply in any material respect with any Law applicable to the Company, its subsidiaries, or their respective assets;

                  (r) enter into any direct or indirect arrangements for financial subsidies;

                  (s) adopt, enter into, amend, alter or terminate (partially or completely) any Benefit Plan or Employee Arrangement except as contemplated by this Agreement or to the extent required by applicable Law;

                  (t) enter into any contract with an officer, director, employee, agent or other similar representative of the Company or any of its subsidiaries that is not terminable, without penalty or other liability, upon not more than 60 calendar days' notice; or

                  (u) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(t) or any action which would cause the condition set forth in Section 7.2(a) not to be satisfied.

      SECTION 5.2 Conduct of Business of Parent. Except as consented to by the Company or as contemplated by this Agreement, during the period from the date hereof to the Effective Time, neither Parent nor any of its subsidiaries will:

      (a) amend Parent's certificate of incorporation or bylaws;

      (b) take any action that would or would reasonably be expected to prevent, impair or materially delay the ability of the Company or Parent to consummate the transactions contemplated by this Agreement;

      (c) take any action (including, any action otherwise permitted by this Section 5.2) that would prevent or impede the Merger from qualifying as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations or as a "reorganization" under Section 368 of the Code; or

      (d) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Section 5.2(a) through 5.2(c) or any action which would cause the condition set forth in Section 7.3(a) not to be satisfied.

      SECTION 5.3 Access to Information.

      (a) Between the date hereof and the Effective Time and subject to applicable Law, the Company will give Parent and Merger Sub and their authorized representatives (including counsel, financial advisors, environmental consultants and auditors) reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, will permit Parent and Merger Sub to make such inspections as Parent and Merger Sub may reasonably require, including the right to conduct sampling of surface water, groundwater, soil and outdoor air quality, and building materials and will cause the Company's officers and those of its subsidiaries to furnish Parent and Merger Sub with such financial and operating data and other information in respect of the business, properties and personnel of the Company and its subsidiaries as Parent or Merger Sub may from time to time reasonably request, provided that no investigation pursuant to this Section 5.3(a) shall affect or be deemed to modify any of the representations or warranties made by the Company.

      (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent and Merger Sub (i) within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to Company management and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for the Company Board, which (in the case of this clause (ii)) shall be in accordance with the books and records of the Company.

      (c) Each of Parent and the Company will hold and will cause its authorized representatives to hold in confidence all documents and information furnished to the other in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent dated May 16,

         2000 (the "CONFIDENTIALITY AGREEMENT"), which shall survive any termination of this Agreement in all respects.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

      SECTION 6.1 Preparation of S-4 and the Proxy Statement. Parent and the Company will, as promptly as practicable, jointly prepare and (i) the Company will file with the SEC the Proxy Statement in connection with the vote of the stockholders of the Company in respect of the Merger and (ii) Parent will file with the SEC the S-4 in connection with the registration under the Securities Act of the shares of Parent Common Stock issuable upon conversion of the Shares and the other transactions contemplated hereby. Parent and the Company will, and will cause their accountants and lawyers to, use their reasonable best efforts to have or cause the S-4 to be declared effective as promptly as practicable after filing with the SEC, including causing their accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities Laws or otherwise in connection with the registration process (other than qualifying to do business in any jurisdiction which it is not now so qualified or filing a general consent to service of process in any jurisdiction). The Company and Parent shall, as promptly as practicable after the receipt thereof, provide to the other party copies of any written comments and advise the other party of any oral comments in respect of the Proxy Statement or the S-4 received from the staff of the SEC. The Company will provide Parent with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing with the SEC and will provide Parent with a copy of all such filings with the SEC. Parent will provide the Company with a reasonable opportunity to review and comment on any amendment or supplement on the S-4 prior to filing with SEC and will provide the Company with a copy of all such filings with the SEC. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date.

      SECTION 6.2 Letter of Accountants.

      (a) The Company shall use all reasonable best efforts to cause to be delivered to Parent a letter of Ernst & Young LLP, the Company's independent auditors, dated as of the date on which the S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

      (b) Parent shall use all reasonable best efforts to cause to be delivered to the Company a letter of Ernst & Young LLP, the Parent's independent auditors, dated as of the date on which the S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

      SECTION 6.3 Meeting. The Company shall take all lawful action to (i) cause a special meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as practicable after the effective date of the Form S-4 for the purpose of voting on the approval and adoption of this Agreement and approval of the Merger and related matters and (ii) subject to applicable Law, solicit proxies from its stockholders to obtain the Company Requisite Vote for the approval and adoption of this Agreement and approval of the Merger. Subject to the provisions of Section 6.5(b), the Company Board shall recommend approval and adoption of this Agreement and approval of the Merger by the Company's stockholders and the Company Board shall not withdraw, amend or modify in a manner adverse to Parent such recommendation (or announce publicly its intention to do so).

      SECTION 6.4 Reasonable Best Efforts.

      (a) Subject to the terms and conditions of this Agreement and applicable Law, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party hereto shall (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act in respect of the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 6.4 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable; and (ii) make appropriate filings required under any other applicable Antitrust Law (as hereinafter defined) in respect of the transactions contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested by the applicable Governmental Entities administering such Laws and use its reasonable best efforts to take, or cause to be taken, all other action consistent with this Section 6.4 necessary to secure the applicable clearances or approvals under such Laws as soon as practicable. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

      (b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.4(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, use its reasonable best efforts subject to applicable Law to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other domestic or foreign Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable domestic or foreign Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences.

      (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.4(a) and (b), each of Parent and the Company shall, subject to applicable Law, use its reasonable best efforts to resolve such objections if any, as may be asserted by a Governmental Entity or other person in respect of the transactions contemplated hereby under any Antitrust Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.4 shall (i) limit a party's right to terminate this Agreement pursuant to Section 8.2 so long as such party has up to then complied in all material respects with its obligations under this Section 6.4, (ii) require Parent to dispose or hold separate any part of its business or operations or agree not to compete in any geographic area or line of business or (iii) require Parent to dispose or hold separate any part of the Company's business or operations or agree to cause the Company not to compete in any geographic area or line of business which would in any such case impair in any material respect any of the benefits intended to be derived by Parent after the Effective Time as a result of the Merger.

      (d) The Company agrees that in connection with any litigation which may be brought against the Company or its directors relating to the transactions contemplated hereby, the Company will keep Parent, and any counsel which Parent may retain at its own expense, informed of the course of such litigation, to the extent Parent is not otherwise a party thereto. The Company agrees that it will consult with Parent prior to entering into any settlement or compromise of any such litigation, and that no such settlement or compromise will be entered into without Parent's prior written consent, which consent shall not be unreasonably withheld.

      SECTION 6.5 Acquisition Proposals.

      (a) The Company will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information in respect of, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, provided, however, that nothing contained in this Section 6.5(a) shall prohibit the Company Board from furnishing any information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide Acquisition Proposal if, and only to the extent that (A) the Company Stockholder Meeting shall not have occurred, (B) the Company Board, after consultation with outside legal counsel, determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties to the Company's stockholders under applicable Law, as such duties would exist in the absence of any limitation in this Agreement, (C) the Company Board determines in good faith that such Acquisition Proposal is reasonably likely to lead to a transaction that, if accepted, is reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and believes in good faith, after consultation with its Financial Advisor and after taking into account the strategic benefits to be derived from the Merger and the long-term prospects of Parent and its subsidiaries, based on the information available to the Company Board at the time, that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the Company's stockholders than the Merger (any such more favorable Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL"), and (D) prior to taking such action, the Company (x) provides reasonable notice to Parent to the effect that it is taking such action and (y) receives from the person submitting such Acquisition Proposal an executed confidentiality/standstill agreement in reasonably customary form and in any event containing terms at least as stringent as those contained in the Confidentiality Agreement between Parent and the Company. The Company shall notify Parent of any Acquisition Proposal (including, the material terms and conditions thereof and the identity of the person making it) as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall thereafter inform Parent on a prompt basis of the status of any discussions or negotiations with such third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information delivered to such person which has not previously been reviewed by Parent. The Company has ceased and terminated, and has caused its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents and representatives to cease and terminate, any existing activities, discussions or negotiations with any parties conducted heretofore in respect of any possible Acquisition Proposal. The Company shall take all necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 6.5 of the obligations undertaken in this Section 6.5. "ACQUISITION PROPOSAL" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its subsidiaries: (w) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction;
(x) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (y) any tender offer or exchange offer for 20% or more of the outstanding Shares or the filing of a registration statement under the Securities Act in connection therewith; or (z) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      (b) The Company Board will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of the Merger unless the Company Board after consultation with outside legal counsel, determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties to the Company's stockholders under applicable Law; provided, however, that the Company Board may not approve or recommend an Acquisition Proposal (and in connection therewith, withdraw or modify its approval or recommendation of the Merger) unless such an Acquisition Proposal is a Superior Proposal (and the Company shall have first complied with its obligations set forth in Section 8.3(a) and the time referred to in the last sentence of Section 8.3(a) has expired) and unless it shall have first consulted with outside legal counsel, and have determined that the failure to take such action would be inconsistent with its fiduciary duties to the Company's stockholders. Nothing contained in this Section 6.5(b) shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Company Board, after consultation with outside legal counsel, is required under applicable Law; provided, however, that except as otherwise permitted in this Section 6.5(b), the Company does not withdraw or modify, or propose to withdraw or modify, its position in respect of the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Company Board permitted by, and taken in accordance with, this Section 6.5(b) shall not constitute a breach of this Agreement by the Company. Nothing in this Section 6.5(b) shall (i) permit the Company to terminate this Agreement (except as provided in Article VIII hereof) or (ii) affect any other obligations of the Company under this Agreement.

      SECTION 6.6 Public Announcements. Each of Parent, Merger Sub and the Company will consult with one another before issuing any press release or otherwise making any public statements in respect of the transactions contemplated by this Agreement, including, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with the NYSE or the Nasdaq National Market, as determined by Parent, Merger Sub or the Company, as the case may be.

      SECTION 6.7 Indemnification.

      (a) From and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to the fullest extent permitted by applicable Law to, indemnify, defend, and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any subsidiary thereof, and each such individual who served at the request of the Company or any of its subsidiaries as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise (each an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including, reasonable attorneys' fees and expenses), claims, damages, costs or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, in connection with any claim, action, suit, proceeding or investigation, whether civil, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted, instituted or claimed prior to, at or after the Effective Time that are in whole or in part
(i) based on, or arising out of the fact that such person is or was a director or officer or acting in such other capacity on behalf of such party, subsidiary, plan or other enterprise or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. Without limiting the foregoing, in the event of any such loss, expense, claim, damage, cost or liability (whether or not arising before the Effective Time), (A) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party, upon request for reimbursement, documented expenses reasonably incurred, in either case to the extent not prohibited by the DGCL and upon receipt of any affirmation and undertaking required by the DGCL,
(B) the Surviving Corporation will cooperate in the vigorous defense of any such matter and (C) any determination required to be made in respect of whether an Indemnified Party's conduct complies with the standards set forth under the DGCL and the Surviving Corporation's charter or bylaws shall be made as provided by applicable Law, subject to the rights of the Indemnified Party to have such determination made in a court proceeding; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm in respect of each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

      (b) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company for the benefit of those persons who are covered by such policies at the Effective Time (or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms that are in all material respects not less advantageous to the insured parties in respect of matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained annually at a cost to the Surviving Corporation not greater than 200% of the premium for the current Company directors' and officers' liability insurance; provided, however, that if such insurance cannot be so maintained or obtained at such costs, the Surviving Corporation shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 200% of the current annual premiums of the Company for such insurance.

      (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, or otherwise dissolves or liquidates, then and in either such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation (or Parent, in the case of a dissolution or liquidation) shall assume the obligations set for in this Section 6.7.

      (d) To the fullest extent permitted by Law, from and after the Effective Time, all rights to liability limitation, exculpation or indemnification now existing in favor of the employees, agents, directors or officers of the Company and its subsidiaries in respect of their activities or omissions as such prior to the Effective Time, as provided in the Company's charter or bylaws or in any applicable agreement, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect thereafter.

      (e) The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs, and his or her representatives.

      SECTION 6.8 Notification of Certain Matters. The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time so as to cause the conditions set forth in Article VII hereof to fail to be satisfied, or (ii) any material failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder so as to cause the conditions set forth in Article VII hereof to fail to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      SECTION 6.9 Tax-Free Reorganization Treatment; Pooling of Interest Accounting. The parties hereto intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Each of the parties hereto shall, and shall cause its respective subsidiaries to, use its reasonable best efforts to cause the Merger to so qualify. The parties will use their reasonable best efforts to cause the opinions of counsel contemplated by Sections 7.2(e) and 7.3(d) to be timely delivered, including providing all supporting representations reasonably requested by such counsel and customary in scope and substance. The parties further intend that the Merger will be accounted for as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations. The parties will use their reasonable best efforts to establish the availability of such accounting treatment and to cause the letters of accountants contemplated by Section 7.2(d) to be timely delivered, including providing all supporting representations reasonably requested by such accountants and customary in scope and substance.

      SECTION 6.10 Employee Matters.

      (a) The Company shall (i) discontinue the Burr-Brown Corporation Employee Stock Purchase Plan as of the last business day prior to the Closing Date, and no additional purchase rights shall be granted under such plan from and after the date hereof, but all currently outstanding purchase rights shall remain in effect subject to the terms of such plan, (ii) at Parent's request, terminate the Burr-Brown Corporation Future Investment Plan ("FI PLAN") prior to the

Closing Date, and (iii) at Parent's request, issue a written notice pursuant to section 204(h) of the Employee Retirement Income Security Act of 1974, as amended, to cease further benefit accruals under the Burr-Brown Corporation Employee Retirement Income Plan ("RETIREMENT PLAN") effective as of a date designated by Parent which is on or after the Closing Date. The Company shall provide to Parent for its prior review and comments a copy of all materials to be provided to participants in the FI Plan regarding their right to direct the voting or tendering of Company Common Stock allocated to their accounts under the FI Plan. The FI Plan shall be amended, if necessary, to permit Parent Common Stock as an investment option under such plan subject to participant directions.

      (b) Except as contemplated by this Agreement, Parent will and will cause the Surviving Corporation to honor the obligations of the Company or any of its subsidiaries under the provisions of each Benefit Plan and Employee Arrangement; provided that the Company shall have the right at any time to amend or terminate any such Benefit Plan or Employee Arrangement in accordance with its terms. The employees of the Company will be eligible to participate in Parent's applicable employee benefit plans, as such plans may be in effect from time to time, as soon as administratively convenient (as determined at Parent's sole discretion) after the Effective Time and, at Parent's sole discretion, will become employees of Parent or any of its subsidiaries. Until such time as employees of the Company (the "COMPANY EMPLOYEES") become eligible to participate in Parent's applicable employee benefit plans (the "BENEFITS INTEGRATION DATE"), Parent shall cause such employee benefits to be maintained for such Company Employees that are, in the aggregate, no less favorable than those provided to such Company Employees immediately prior to the Effective Time. Following the Benefits Integration Date, with respect to each plan maintained by Parent in which any Company Employee participates (each, a "PARENT PLAN") that is an "employee benefit plan" as defined in Section 3(3) of ERISA, for purposes of eligibility to participate, vesting and, solely with respect to severance and vacation, level of benefit entitlement (but in no event for purposes of benefits accrual), service with the Company and its affiliates (or predecessor employers to the extent the Company and its affiliates provided past service credit) shall be treated as service with Parent to the same extent such service was counted under the corresponding Benefit Plan, if any; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Each Parent Plan shall waive preexisting condition limitations to the same extent waived under the corresponding Benefit Plan. Company Employees shall be given credit under the applicable Parent Plan for amounts paid under a corresponding Benefit Plan during the same period as though such amounts had been paid in accordance with the terms and conditions of the Parent Plan.

      SECTION 6.11 Company Affiliate Agreements. Section 6.11 of the Company Disclosure Schedule sets forth a list of all persons who are, and all persons who to the Company's knowledge will be at the Closing Date, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company will cause such list to be updated promptly through the Closing Date. Not later than 45 days prior to the date of the Company Stockholder

Meeting, the Company shall cause its "affiliates" to deliver to Parent a Company Affiliate Agreement substantially in the form attached as EXHIBIT B.

      SECTION 6.12 SEC and Other Filings. Each of Parent and the Company shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its subsidiaries with the SEC or any other state, federal or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

      SECTION 6.13 Fees and Expenses. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement, the Option Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such Expenses, except (a) Expenses incurred in connection with the filing, printing and mailing of the Proxy Statement and the S-4, which shall be shared equally by the Company and Parent, (b) the filing fees required under the HSR Act, which shall be shared equally by the Company and Parent and (c) if applicable, as provided in Section 8.5. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, filing, printing and mailing of the Proxy Statement and the S-4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

      SECTION 6.14 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

      SECTION 6.15 Listing of Stock. Parent shall cause the shares of Parent Common Stock to be issued in connection with the Merger to be approved for listing on the NYSE on or prior to the Closing Date, subject to official notice of issuance.

      SECTION 6.16 Antitakeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the Option Agreement, each of Parent and the Company shall use their reasonable best efforts to permit the transactions contemplated by this Agreement or the Option Agreement, as applicable, to be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger or the Option Agreement.

                                  ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

      SECTION 7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

                  (a) The Merger shall have been approved and adopted by the Company Requisite Vote.

                  (b) Any waiting periods applicable to the Merger under the HSR Act shall have expired or early termination thereof shall have been granted and any waiting periods or consents under any comparable foreign antitrust Laws shall have expired or been obtained.

                  (c) There shall not be in effect any Law of any Governmental Entity of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Law.

                  (d) The S-4 shall have been declared effective by the SEC and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

                  (e) The Parent Common Stock required to be issued hereunder shall have been approved for listing on the NYSE, subject only to official notice of issuance.

         SECTION 7.2 Conditions to the Obligations of Parent and Merger Sub. The respective obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Parent and Merger Sub, as the case may be, to the extent permitted by applicable Law:

         (a) The representations and warranties of the Company contained herein shall have been true in all respects when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall speak only as of the specified date), except where the failure to be true, individually or in the aggregate, has not had or is not reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

         (b) The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

         (c) The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b).

         (d) The Company shall have received and delivered to Parent a letter from Ernst & Young LLP, auditors for the Company, dated as of the Closing Date, stating that the Company qualifies as a combining company in accordance with the provisions of APB 16 and the applicable SEC rules and regulations. Parent shall have received a letter from Ernst & Young LLP, auditors for Parent, dated as of the Closing Date, stating that accounting of the Merger as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations is appropriate if the Merger is consummated as contemplated by this Agreement. Notwithstanding the foregoing, the satisfaction of this Section 7.2(d) shall not be a condition to the obligations of a party to effect the Merger if the failure to satisfy this condition results from any action taken or agreed to be taken by or on behalf of Parent.

         (e) Parent shall have received an opinion of its tax counsel, Weil, Gotshal & Manges LLP, dated the Effective Time, to the effect that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; and (ii) each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. The issuance of such opinion shall be conditioned on the receipt by such tax counsel of representation letters from each of the Parent, Merger Sub and the Company, substantially in the forms attached hereto as EXHIBITS D and E. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

         (f) All authorizations, consents or approvals of a Governmental Entity (other than those specified in Section 7.1(b)) required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been made or obtained, without any limitation, restriction or condition that is reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, is reasonably expected to have a Material Adverse Effect on the Company), except for such authorizations, consents or approvals, the failure of which to have been made or obtained is not reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, is reasonably expected to have a Material Adverse Effect on the Company).

         (g) Not later than 45 days prior to the date of the Company Stockholder Meeting, Parent shall have received from the Company's "affiliates" a Company Affiliate Agreement substantially in the form attached as EXHIBIT B.

         SECTION 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

         (a) The representations and warranties of Parent and Merger Sub contained herein shall be true in all respects when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall speak only as of the specified date), except where the failure to be true, individually or in the aggregate, has not had or is not reasonably expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

         (b) Parent shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

         (c) Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President or any Vice President of Parent (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 7.3(a) and 7.3(b).

         (d) (i) The Company shall have received an opinion of its tax counsel, Snell & Wilmer L.L.P., dated the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; and (ii) each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. The issuance of such opinion shall be conditioned on the receipt by such tax counsel of representation letters from each of the Parent, Merger Sub and the Company, in each case, in form and substance reasonably satisfactory to Snell & Wilmer L.L.P. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

                                  ARTICLE VIII
                         TERMINATION; AMENDMENT; WAIVER

         SECTION 8.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Requisite Vote referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective boards of directors.

         SECTION 8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Parent or the Company if:

                  (a) the Merger shall not have been consummated by December 31, 2000, whether such date is before or after the date of approval of the Merger by the Company Requisite Vote (the "TERMINATION DATE"); provided, however, that if either Parent or the Company reasonably determines in good faith that additional time is necessary in connection with obtaining any consent, registration, approval, permit or authorization required to be obtained from any Governmental Entity, the Termination Date may be extended by Parent or the Company from time to time by written notice to the other party to a date not beyond February 28, 2001;

                  (b) the Company Requisite Vote shall not have been obtained at the Company Stockholder Meeting or at any adjournment or postponement thereof;

                  (c) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of the Merger by the Company Requisite Vote); or

                  (d) any Governmental Entity shall have failed to issue an order, decree or ruling or to take any other action which is necessary to fulfill the conditions set forth in Sections 7.1(b), 7.1(d) and 7.2(f), as applicable, and such denial of a request to issue such order, decree or ruling or take such other action shall have been final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

         SECTION 8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Company Board:

                  (a)      if (i) the Company is not in breach of Section 6.5,
         (ii) the Merger shall not have been approved by the Company Requisite Vote, (iii) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, and (iv) during the three business day period after the Company's notice, (A) the Company shall have negotiated with, and shall have caused its respective financial and legal advisors to negotiate with, Parent to attempt to make such commercially reasonable adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby and (B) the Company Board shall have concluded, after considering the results of such negotiations, that any Superior Proposal giving rise to the Company's notice continues to be a Superior Proposal. The Company may not effect such termination unless contemporaneously therewith the Company pays to Parent in immediately available funds the fees required to be paid pursuant to Section 8.5. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (iii) above until at least the day following the third business day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

                  (b) if there is a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in
         Section 7.3(a) or 7.3(b) to be incapable of being satisfied as of the Termination Date.

         SECTION 8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent, if:

                  (a) either (i) the Company enters into a binding agreement for a Superior Proposal, or (ii) the Company Board shall have withdrawn or adversely modified its approval or recommendation of the Merger; or

                  (b) there is a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in
         Section 7.2(a) or 7.2(b) to be incapable of being satisfied as of the Termination Date.

         SECTION 8.5 Effect of Termination and Abandonment.


         (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than this Section 8.5, Sections 5.3(c) and 6.13, and Article IX) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors, or other representatives); provided, however, that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

         (b) In the event that (i) a bona fide Acquisition Proposal shall have been made or any person shall have publicly announced an intention (whether or not conditional) to make a bona fide Acquisition Proposal in respect of the Company or any of its subsidiaries and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(b) or by the Parent pursuant to Section 8.4(b) as a result of a material breach by the Company of any of the covenants set forth in Section 6.5 hereof (provided that within 9 months of the termination of this Agreement any Acquisition Proposal by a third party is entered into, agreed to, or consummated by the Company) or (ii) this Agreement is terminated by the Company pursuant to Section 8.3(a), or (iii) this Agreement is terminated by Parent pursuant to Section 8.4(a)(i), or (iv) this Agreement is terminated by Parent pursuant to Section 8.4(a)(ii) and, within 9 months of such termination, any Acquisition Proposal by any third party is entered into, agreed to or consummated by the Company, then the Company shall pay Parent a termination fee of $223,203,810 in same-day funds, on the date of such termination, in the case of clause (ii) or (iii), or on the earlier of the date an agreement is entered into in respect of an Acquisition Proposal or an Acquisition Proposal is consummated in the case of clause (i) or (iv), provided, however, that notwithstanding the foregoing, Parent will not be entitled to a termination fee pursuant to clause (i) or (iv) above in the event the Acquisition Proposal entered into, agreed to or consummated after such termination is an Acquisition Proposal whereby (A) the Company or any of its subsidiaries acquires a third party (the "EXEMPT ACQUIRED PERSON") pursuant to a merger, consolidation, recapitalization, share exchange or similar transaction in which the Company survives and the shareholders of the Exempt Acquired Person receive shares of Company Common Stock which, immediately following consummation of such merger, consolidation, recapitalization, share exchange or similar transaction, will represent no more than 45% of the issued and outstanding shares of Company Common Stock (or securities convertible or exchangeable into, or exercisable for Company Common Stock, whether upon the passage of time or otherwise) and (B) such Exempt Acquired Person, or any affiliate or affiliates thereof, was or were not the subject of an Acquisition Proposal at any time after the date hereof and prior to the termination of this Agreement.

         (c)      The Company acknowledges that the agreements contained in
Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not have entered into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to
Section 8.5(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this
Section 8.5, the Company shall pay to Parent its costs and expenses (including, attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Bank of America, N.A., in effect from time to time during such period.

         SECTION 8.6 Amendment. This Agreement may be amended by action taken by the Company, Parent and Merger Sub at any time before or after approval of the Merger by the Company Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

         SECTION 8.7 Extension; Waiver. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and Merger Sub shall together be deemed one party and the Company shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.1 Entire Agreement; Assignment.

         (a) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties in respect of the subject matter hereof, other than the Confidentiality Agreement (which shall remain in effect).

         (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including by merger or consolidation) or otherwise without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns.

         SECTION 9.2 Nonsurvival of Representations and Warranties.

         The representations and warranties made herein by the parties hereto shall not survive the Effective Time. This Section 9.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or after termination of this Agreement.

         SECTION 9.3 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof,
(iii) when delivered, if delivered personally to the intended recipient, and
(iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

                  if to Merger Sub or to
                  Parent, to:                Texas Instruments Incorporated
                                             7839 Churchill Way, M/S 3995
                                             Dallas, Texas 75251

                                                      -  or  -

                                             P.O. Box 650311, M/S 3995
                                             Dallas, Texas 75265
                                             Attention:  Charles D. Tobin
                                             Facsimile No.: (972) 917-3804

                  with copies to:            Texas Instruments Incorporated
                                             12500 TI Boulevard, M/S 8658
                                             Dallas, Texas  75243

                                                      -  or  -

                                             P.O. Box 660199, M/S 8658
                                             Dallas, Texas 75266
                                             Attention:  Joseph F. Hubach
                                             Facsimile No.: (972) 480-5061

                                                         and

                                             Weil, Gotshal & Manges LLP
                                             100 Crescent Court, Suite 1300
                                             Dallas, Texas  75201-6950
                                             Attention: R. Scott Cohen, Esq.
                                             Facsimile: (214) 981-8338
                  if to the Company, to:     Burr-Brown Corporation
                                             6730 South Tucson Boulevard
                                             Tucson, Arizona  85706
                                             Attention: Syrus P. Madavi
                                             Facsimile: (520) 746-7279

                  with a copy to:            Snell & Wilmer, L.L.P.
                                             One Arizona Center
                                             Phoenix, Arizona 85004-2202
                                             Attention: Steven D. Pidgeon, Esq.
                                             Facsimile: (602) 382-6070

         or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

         SECTION 9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the choice of Law principles thereof.

         SECTION 9.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 6.7, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         SECTION 9.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of Delaware.

         SECTION 9.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 9.10 Interpretation.

         (a) The words "hereof," "herein," "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, and schedule references are to the articles, sections, paragraphs, exhibits, and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," the word "or" shall mean "and/or." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

         (b) The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 21, 2000. The phrase "made available" in this Agreement shall mean that the information referred to has been actually delivered to the party to whom such information is to be made available.

         (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         SECTION 9.11 Definitions. As used herein,

         (a) "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" has the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

         (b) "BUSINESS DAY" shall mean any day other than Saturday, Sunday or any day on which banks in New York City, New York are required or authorized by Law to be closed for business.

         (c) "KNOW" or "KNOWLEDGE" means, in respect of any party, the actual knowledge of the officers and employees of such party actively participating in the negotiation of this agreement and related due diligence activities, without any requirement to undertake an independent investigation, provided that, in the case of the Company, such officers and employees shall be limited to those persons named in Section 9.11(c) of the Company Disclosure Schedule.

         (d) "MATERIAL ADVERSE EFFECT" means in respect of any entity, any material adverse effect on (i) the assets, properties, financial condition or results of operations of such entity and its subsidiaries taken as a whole, other than any change, circumstance, effect or development (A) relating to the economy in general in any country in which such entity operates or owns assets,
(B) relating to the semiconductor industry (it being understood that this clause
(B) shall not exclude, in the case of any Material Adverse Effect with respect to either party, any change, circumstance, effect or development relating to the semiconductor industry that materially disproportionately impacts such party),
(C) arising out of or resulting from actions contemplated by the parties in connection with, or which is attributable to, the announcement of this Agreement and the transactions contemplated hereby (including loss of customers, suppliers or employees or the delay or cancellation of orders for products), or (D) any shareholder litigation or litigation by any Governmental Entity, in each case brought or threatened against such entity or any member of its board of directors in respect of this Agreement or the transactions contemplated hereby; provided that neither (x) any change in the market price or trading volume of the Company Common Stock or Parent Common Stock nor (y) a failure by the Company or Parent to meet the revenue or earnings predictions of equity analysts reflected in the First Call consensus estimate, or any other revenue or earnings predictions or expectations, for any period ending on or after the date of this Agreement shall, in and of itself, constitute a Material Adverse Effect (it being understood that this proviso, as it relates to (y), shall not exclude any underlying change, circumstance, effect or development which resulted in such failure to meet such estimates, predictions or expectations), or (ii) the ability of such party to consummate the transactions contemplated by this Agreement.

         (e) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

         (f) "SUBSIDIARY" means, in respect of any party, any corporation, partnership or other entity or organization, whether incorporated or unincorporated, of which (i) such other party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions in respect of such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

                [THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.

                            BURR-BROWN CORPORATION

                            By: /s/ Syrus P. Madavi
                               ----------------------------------------------
                               Name:     Syrus P. Madavi
                               Title:    Chairman, President and CEO



                            TEXAS INSTRUMENTS INCORPORATED

                            By: /s/ M. Samuel Self
                               ----------------------------------------------
                               Name:     M. Samuel Self
                               Title:    Senior Vice President and Controller

                            BURMA ACQUISITION CORP.

                            By: /s/ M. Samuel Self
                               ----------------------------------------------
                               Name:     M. Samuel Self
                               Title:    Treasurer

                                                                       EXHIBIT A

                                VOTING AGREEMENT

         In consideration of Texas Instruments Incorporated, a Delaware corporation ("Parent"), Burma Acquisition Corp., a Delaware corporation ("Subsidiary"), and Burr-Brown Corporation, a Delaware corporation (the "Company"), entering into on the date hereof a Merger Agreement, dated as of the date hereof (the "Merger Agreement"), pursuant to which Merger Sub, upon the terms and subject to the conditions thereof, will merge with and into the Company (the "Merger"), and each outstanding share of Company Common Stock will be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement, each of the undersigned holders (each, a "Stockholder") of shares of Company Common Stock agrees with each of Parent, Merger Sub and the Company as follows:

         1. During the period (the "Agreement Period") beginning on the date hereof and ending on the earlier of (i) the Effective Time (as defined in the Merger Agreement), and (ii) the date of termination of the Merger Agreement in accordance with its terms, each Stockholder hereby agrees to vote the shares of Company Common Stock set forth opposite its name in SCHEDULE A hereto (the "Schedule A Securities") to approve and adopt the Merger Agreement and the Merger (provided that the Stockholder shall not be required to vote in favor of the Merger Agreement or the Merger if the Merger Agreement has, without the consent of the Stockholder, been amended in any manner that is material and adverse to such Stockholder) and any actions directly and reasonably related thereto at any meeting or meetings of the stockholders of the Company, and at any adjournment thereof or pursuant to action by written consent, at or by which such Merger Agreement, or such other actions, are submitted for the consideration and vote of the stockholders of the Company so long as such meeting is held (including any adjournment thereof) or written consent adopted prior to the termination of the Agreement Period.

         2. During the Agreement Period, each Stockholder hereby agrees that such Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Schedule A Securities in any manner inconsistent with the obligations of such Stockholder under this Agreement.

         3. Each Stockholder hereby represents and warrants to Parent and Merger Sub that as of the date hereof:

                  (a) Such Stockholder (i) owns beneficially all of the shares of Company Common Stock set forth opposite the Stockholder's name in SCHEDULE A hereto, (ii) has the full and unrestricted legal power, authority and right to enter into, execute and deliver this Voting Agreement without the consent or approval of any other person, and (iii) has not entered into any voting agreement or other similar agreement with or granted any person any proxy (revocable or irrevocable) in respect of such shares (other than this Voting Agreement).

                  (b) This Voting Agreement is the valid and binding agreement of such Stockholder.

                  (c) No investment banker, broker or finder is entitled to a commission or fee from such Stockholder or the Company in respect of this Voting Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

         4. If any provision of this Voting Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Voting Agreement.

         5. This Voting Agreement may be executed in two or more counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

         6. The parties hereto agree that if, for any reason, any party hereto shall have failed to perform its obligations under this Voting Agreement, then the party seeking to enforce this Voting Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its obligations under this Voting Agreement.

         7. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         8. Each Stockholder will, upon request, execute and deliver any additional documents deemed by Parent to be reasonably necessary or desirable to complete and effectuate the covenants contained herein.

         9. This Agreement shall terminate upon the termination of the Agreement Period.

         10. No Stockholder shall sell, assign, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding in respect of the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Schedule A Securities during the term of this Agreement unless such Stockholder first provides written notice thereof to Parent and obtains a written agreement of the proposed transferee to be bound by the terms of this Agreement.

         11. Parent, Merger Sub and the Company understand and agree that this Agreement pertains only to each Stockholder and not to any of its affiliates, if any, or advisers.

         12. Parent, Merger Sub and the Company severally, but not jointly, represent and warrant to each Stockholder that there is no agreement, understanding or commitment, written or oral, to pay any consideration directly or indirectly in connection with the Merger or otherwise to or for the benefit of any holder of Company Common Stock or options thereon other than as set forth in the Merger Agreement (except, in the case of directors, employees, agents, customers, suppliers or contractors of the Company who are also holders, such consideration as is payable by the Company in the ordinary course of business, and except for amounts payable to officers, directors or employees in connection with or pursuant to any options or option, stock purchase, stock ownership or other employee benefit plans or agreements).

         13. Neither Parent, Merger Sub nor the Company will enter into any agreement with any other stockholder of the Company having a purpose or effect substantially similar to that of this Voting Agreement on financial terms (in respect of such other stockholder) more favorable than the terms of this Voting Agreement.

         14. Any Stockholder who is also a director or officer of the Company will not, by execution of this Agreement, be precluded from exercising his fiduciary duties under applicable Law in his capacity as a director or officer with respect to the Company and nothing herein will limit or affect, or give rise to any liability to a Stockholder by virtue of any actions taken by such Stockholder in his or her capacity as a director or officer of the Company.

         15. Nothing contained in this Voting Agreement shall be deemed to vest in Parent, Merger Sub or the Company any direct or indirect ownership or incidence of ownership of or with respect to any Schedule A Securities. All rights, ownership and economic benefits of and relating to the Schedule A Securities shall remain and belong to the applicable Stockholder and neither Parent, Merger Sub nor the Company shall have any power or authority to direct any Stockholder in the voting of any Schedule A Securities or the performance by any Stockholder of its duties or responsibilities as a stockholder of the Company, except as otherwise provided herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of June 21, 2000.

                            TEXAS INSTRUMENTS INCORPORATED

                            By:
                               ----------------------------------------------
                               Name:     M. Samuel Self
                               Title:    Senior Vice President and Controller

                            BURMA ACQUISITION CORP.

                            By:
                               ----------------------------------------------
                               Name:     M. Samuel Self
                               Title:    Treasurer



                            BURR-BROWN CORPORATION

                            By:
                               ----------------------------------------------
                               Name:     Syrus P. Madavi
                               Title:    Chairman, President and CEO

                                        STOCKHOLDERS:

                                        ----------------------------------------
                                             Thomas R. Brown, Jr.*



                                        ----------------------------------------
                                             Syrus P. Madavi



                                        ----------------------------------------
                                             Francis J. Aguilar



                                        ----------------------------------------
                                             John S. Anderegg, Jr.



                                        ----------------------------------------
                                             Marcelo A. Gumucio



                                        ----------------------------------------
                                             Kenneth G. Wolf



                                        ----------------------------------------
                                             J. Scott Blouin



         *Individually and (i) as trustee of Trust Agreement dated October 3, 1998, under the last will and testament of Helen M. Brown for the benefit of Mary B. Brown, (ii) as trustee of Trust Agreement dated October 3, 1998, under the last will and testament of Helen M. Brown for the benefit of Sarah M. Brown Smallhouse and (iii) as general partner of Brown Investment Management Limited Partnership.

                                   SCHEDULE A
                                       TO
                                VOTING AGREEMENT

            STOCKHOLDER                             CLASS                        NUMBER OF SHARES
            -----------                             -----                        ----------------
Thomas R. Brown, Jr.*                               Common                             16,527,631

Syrus P. Madavi                                     Common                                 40,000

Francis J. Aguilar                                  Common                                 50,625

John S. Anderegg, Jr.                               Common                                167,397

Marcelo A. Gumucio                                  Common                                      0

Kenneth G. Wolf                                     Common                                  1,875

J. Scott Blouin                                     Common                                      0




         *Individually and (i) as trustee of Trust Agreement dated October 3, 1998, under the last will and testament of Helen M. Brown for the benefit of Mary B. Brown, (ii) as trustee of Trust Agreement dated October 3, 1998, under the last will and testament of Helen M. Brown for the benefit of Sarah M. Brown Smallhouse and (iii) as general partner of Brown Investment Management Limited Partnership.

                                                                       EXHIBIT B

                 [FORM OF COMPANY AFFILIATE AGREEMENT TO PARENT]

                                     [Date]

Texas Instruments Incorporated
8505 Forest Lane
Dallas, Texas  75266

Dear Sir/Madam:

         Reference is made to the provisions of the Agreement and Plan of Merger, dated as of June 21, 2000 (together with any amendments thereto, the "Merger Agreement"), among Burr-Brown Corporation, a Delaware corporation (the "Company"), Texas Instruments Incorporated, a Delaware corporation ("Parent"), and Burma Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement, as is being furnished pursuant to Section 6.11 thereto.

         I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Execution of this letter shall not be construed as an admission of "affiliate" status nor as a waiver of any rights that I may have to object to any claim that I am an "affiliate" on or after the date of this letter.

         If in fact I were to be deemed an "affiliate" of the Company under paragraphs (c) and (d) of Rule 145, my ability to sell, transfer or otherwise dispose of any shares of the common stock, par value $1.00 per share, of Parent (the "Parent Shares") received by me in exchange for any shares of Company Capital Stock (as defined in the Merger Agreement) pursuant to the Merger may be restricted.

         I hereby represent, warrant and covenant to Parent that:

         (a) I will not sell, pledge, transfer, or otherwise dispose of any of the Parent Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) as permitted by, and in accordance with, Rule 145 or another applicable exemption under the Securities Act and the rules and regulations promulgated thereunder;

         (b) I will not (i) sell, pledge, transfer, or otherwise dispose of any Company Shares during the 30-day period prior to the Effective Time (as defined in the Merger Agreement) or (ii) sell or otherwise reduce my risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. 1, "Codification of Financial Reporting Policies," Section 201.01 47 F.R. 21028 (April 15, 1982)) relative to any Parent Shares until after such time as consolidated financial results (including, combined sales and net income) covering at least 30 days of post-merger combined operations of Parent and the Company have been published by Parent, except as permitted by Staff Accounting Bulletin No. 76 or other applicable pronouncements issued by the Securities and Exchange Commission, including exceptions for (i) gifts and (ii) "de minimis" sales in accordance with such pronouncements; and

         (c) I have not knowingly taken and will not knowingly take or agree to take any action that would prevent the Merger from qualifying, or being accounted for, as a "pooling of interests."

         I hereby acknowledge that, except as otherwise provided in the Merger Agreement, Parent is under no obligation to register the sale, transfer, pledge, or other disposition of the Parent Shares or to take any other action necessary for the purpose of making an exemption from registration available.

         I understand that Parent will issue stop transfer instructions to its transfer agents with respect to the Parent Shares and that a restrictive legend will be placed on certificates delivered to me evidencing the Parent Shares in substantially the following form:

         "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom. Reference is made to that certain letter agreement, dated __________, 2000, between the holder of this certificate and the issuer of this security (a copy of which is on file in the principal office of such issuer) which contains further restrictions on the transferability of the shares represented hereby."

         The term Parent Shares as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Shares.

         I hereby acknowledge that Parent and its independent public accountants will be relying upon this letter in connection with the determination that the Merger will qualify and be accounted for as a "pooling of interests", and that I understand the requirements of this letter and the limitations imposed upon the transfer, sale or other disposition of the Company Shares and the Parent Shares.

                                      Very truly yours,


                                      __________________________________________
                                      Name:

                                                                       EXHIBIT C

                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, dated as of June 21, 2000 (the "STOCK OPTION AGREEMENT"), between Texas Instruments Incorporated, a Delaware corporation ("PARENT"), and Burr-Brown Corporation, a Delaware corporation (the "COMPANY").

         WHEREAS, Parent, Burma Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and the Company are parties to that certain Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), which provides, among other things, that Merger Sub, on the terms and subject to the conditions thereof, will merge with and into the Company with the Company surviving as a wholly owned subsidiary of Parent;

         WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that the Company grant to Parent an option to purchase up to 11,236,702 shares of common stock, par value $0.01 per share ("COMMON STOCK") of the Company, upon the terms and subject to the conditions hereof; and

         WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Company is willing to grant Parent the requested option.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  1.       The Option; Exercise; Adjustments.


                           (a)      Subject to the other terms and conditions
set forth herein, the Company hereby grants to Parent an irrevocable option (the "OPTION") to purchase up to 11,236,702 shares of Common Stock (the "SHARES"). The purchase price per Share (the "PURCHASE PRICE") shall be $112.94. The Purchase Price and the number of Shares shall be subject to adjustment as provided in Section 1(c) hereof.

                           (b)      Parent may exercise the Option with respect
to any or all of the Option Shares at any one time or from time to time, subject to the provisions of Section 1(c) hereof, upon the occurrence of an Exercise Event (as defined below). Subject to the last sentence of this Section 1(b), the Option will terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time (as defined in the Merger Agreement), (ii) 90 days after the first occurrence of an Exercise Event, and (iii) the termination of the Merger Agreement in accordance with its terms so long as, in the case of this clause (iii), no Exercise Event has occurred or could still occur under
Section 8.5(b) of the Merger Agreement, in which case the Option will terminate on the later of (x) 90 days following the time such termination fee becomes unconditionally payable and (y) the expiration of the period in which an Exercise Event could occur pursuant to Section 8.5(b) of the Merger Agreement. "Exercise Event" means any event as a result of which Parent is unconditionally entitled to receive a termination fee pursuant to Section 8.5(b) of the Merger Agreement. Notwithstanding the termination of the Option, Parent shall be entitled to purchase the Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the termination of the Option.

                           (c)      (i) In the event Parent is entitled to and
wishes to exercise the Option, Parent shall send a written notice to the Company (the "STOCK EXERCISE NOTICE") specifying a date (subject to the HSR Act (as defined below)) not later than 20 business days and not earlier than three business days following the date such notice is given for the closing of such purchase and specifying the number of Shares Parent wishes to purchase.

                                    (ii) In the event of any change in the
number of issued and outstanding shares of Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger (other than the Merger) or other change in the corporate or capital structure of the Company, the number of Shares subject to this Option and the purchase price per Share shall be appropriately adjusted to restore the Parent to its rights hereunder, including its right to purchase Shares representing approximately 19.9% of the common stock of the Company that is issued and outstanding on the date hereof (after giving effect to the foregoing adjustments) at an aggregate purchase price equal to the Purchase Price multiplied by 11,236,702.

                                    (iii) In the event that Company shall enter
into an agreement to: (A) consolidate with or merge into any person, other than Parent or one of its subsidiaries, and Company shall not be the continuing or surviving corporation of such consolidation or merger; (B) permit any person, other than Parent or one of its subsidiaries, to merge into Company and Company shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of Company or any other person or cash or any other property, or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (C) sell or otherwise transfer all or substantially all of its assets to any person, other than Parent or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that upon the consummation of any such transaction, and upon the terms and conditions set forth herein, Parent shall receive for each Share of Common Stock with respect to which the Option has not been exercised in an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Common Stock less the Purchase Price to the extent the Option is then exercisable in accordance with the terms and conditions hereof (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Option would have the same election or similar rights as would the holder of the number of shares of Common Stock for which the Option is then exercisable).

                           (d)      At any time the Option is exercisable
pursuant to the terms of Section 1(b) hereof, Parent may elect, in lieu of exercising the Option to purchase

Shares provided in Section 1(a) hereof, to send a written notice to the Company (the "CASH EXERCISE NOTICE") specifying a date not later than 20 business days and not earlier than 10 business days following the date such notice is given on which date the Company shall pay to Parent an amount in cash equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Shares subject to the Option as Parent shall specify in such Cash Exercise Notice. As used herein "SPREAD" shall mean the excess, if any, over the Purchase Price of the higher of (i) if applicable, the highest price per share of Common Stock paid or proposed to be paid by any person pursuant to a definitive agreement executed by the Company with respect to an Acquisition Proposal (the "ALTERNATIVE PURCHASE PRICE") or (ii) the average closing price, for the five trading days ending on the trading day immediately preceding the date of the Cash Exercise Notice, per share of Common Stock as reported on the Nasdaq National Market (the "CLOSING PRICE"). If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of (i) the fixed cash amount, if any, included in the Alternative Purchase Price plus (ii) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the five trading days ending on the trading day immediately preceding the date of the Cash Exercise Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached between the parties hereto, the Alternative Purchase Price shall be deemed to equal the Closing Price. Upon exercise of its right to receive cash pursuant to the exercise of the Option, the obligations of the Company to deliver Shares pursuant to Section 3 shall be terminated with respect to such number of Shares for which Parent shall have elected to be paid the Spread.

         2. Conditions to Delivery of Shares. The Company's obligation to deliver Shares upon exercise of the Option is subject only to the fulfillment of the following conditions:

                  (i) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Shares shall be in effect; and

                  (ii) Any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT") shall have expired or been terminated; and

                  (iii) All consents, approvals, orders, notifications, filings or authorizations, the failure of which to make or obtain would have the effect of making the issuance of Shares to Parent illegal ("OTHER REQUISITE CONSENTS"), shall have been made or obtained.

         3.       The Closing.


                  (a) Any closing hereunder shall take place on the date specified by Parent in its Stock Exercise Notice or Cash Exercise Notice, as the case may be, at such reasonable time and place as may be indicated in the Stock Exercise Notice or the Cash Exercise Notice, as applicable, or at the election of the Company at 10:00 A.M., local time, at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas, or, if the conditions set forth in Section 2(i), 2(ii) or 2(iii) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "CLOSING DATE"). On the Closing Date, (i) in the event of a closing pursuant to Section 1(c) hereof, the Company will deliver to Parent a certificate or certificates, duly endorsed (or accompanied by duly executed stock powers), representing the Shares in the denominations designated by Parent in its Stock Exercise Notice and Parent will purchase such Shares from the Company at a cash price per Share equal to the Purchase Price or (ii) in the event of a closing pursuant to Section 1(d) hereof, the Company will deliver to Parent cash in an amount determined pursuant to Section 1(d) hereof. Any payment of cash made by Parent to the Company, or by the Company to Parent, pursuant to this Stock Option Agreement shall be made by wire transfer of immediately available funds to a bank designated by the party receiving such funds.

                  (b) The certificates representing the Shares may bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         4. Representations and Warranties of the Company. The Company represents and warrants to Parent that, except as contemplated by the Merger Agreement, (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Stock Option Agreement; (b) the execution and delivery of this Stock Option Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and this Stock Option Agreement has been duly and validly executed and delivered by a duly authorized officer of the Company and will constitute a valid and binding obligation of the Company subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (c) the Company has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option and the Shares, when issued and delivered by the Company upon exercise of the Option, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; (d) except as otherwise required by the HSR Act or for the Other Requisite Consents, the execution and delivery of this Stock Option Agreement by the Company and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of any charter or bylaw, indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, or decree, or restriction by which the Company or any of its subsidiaries or any of their respective properties or assets is bound, except where the failure to obtain such consent, waiver, approval or authorization or make such filing, or where such breach, acceleration or default, is not reasonably expected to have a Material Adverse Effect (as defined in the Merger Agreement) on the Company and its subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated hereby; and (e) the board of directors of the Company has taken all action required so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in DGCL Section 203) will not apply to the execution, delivery, or performance of this Agreement or the consummation of the transactions contemplated by hereby.

         5. Representations and Warranties of the Parent. Parent represents and warrants to the Company that (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Stock Option Agreement; (b) the execution and delivery of this Stock Option Agreement by Parent and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and this Stock Option Agreement has been duly and validly executed and delivered by a duly authorized officer of Parent and will constitute a valid and binding obligation of Parent enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and (c) Parent is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

         6. Listing of Shares; HSR Act Filings; Governmental Consents. Subject to applicable law and the rules and regulations of the Nasdaq National Market (or any other national securities exchange or quotation system on which the Common Stock is then listed) (as applicable, the "STOCK EXCHANGE"), when the Option becomes exercisable hereunder, the Company will promptly file an application to list the Shares on the Stock Exchange and will use all reasonable efforts to effect all necessary filings by the Company under the HSR Act. Each of the parties hereto will use all reasonable efforts to obtain consents of all third parties and governmental authorities (including any Other Requisite Consents), if any, necessary to the consummation of the transactions contemplated hereby.

         7.       Registration Rights.

                  (a) In the event that Parent shall desire to sell any of the Shares within two years after the purchase of such Shares pursuant hereto, and such sale requires, in the reasonable opinion of counsel to Parent, registration of such Shares under the Securities Act, the Company will cooperate with Parent and any underwriters in registering such Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws, entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Company shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 120 days if the offering would, in the good faith judgment of the Board of Directors of the Company, require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed offering of securities of the Company or any other material transaction involving the Company. Parent shall use its reasonable efforts to cause, and to cause any underwriters of any sale or disposition to cause, any sale or disposition pursuant to such registration statement to be effected on a widely disseminated basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 2.0% of the then outstanding voting power of the Company.

                  (b) If the Common Stock is registered pursuant to the provisions of this Section 7, the Company agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as Parent may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish Parent such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. Parent will provide information reasonably requested by the Company for inclusion in any registration statement to be filed pursuant to this Section 7. The Company shall bear all costs of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Company, except that Parent shall pay the fees and disbursements of its counsel, and the underwriting fees and selling commissions applicable to the Shares sold by Parent. In connection with any registration pursuant to this Section 7, Parent and the Company shall provide each other and each underwriter of the offering with customary representations, warranties and covenants, including indemnification and contribution. If a requested registration pursuant to this Section 7 involves an underwritten offering, the underwriter or underwriters thereof shall be a nationally recognized firm or firms selected by the Company, which firm or firms shall be reasonably satisfactory to Parent.

         8. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Stock Option Agreement.

         9. Specific Performance. The Company acknowledges that if the Company fails to perform any of its obligations under this Stock Option Agreement immediate and irreparable harm or injury would be caused to Parent for which money damages would not be an adequate remedy. In such event, the Company agrees that Parent shall have the right, in addition to any other rights it may have, to specific performance of this Stock Option Agreement. Accordingly, if Parent should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Company hereby waives the claim or defense that Parent has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Company further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

         10.      Profit Limitation.

                  (a) Notwithstanding any other provision of this Stock Option Agreement, in no event shall Parent's Total Profit (as hereinafter defined) exceed $255,090,070 and, if it otherwise would exceed such amount, Parent, at its sole election, shall either (a) deliver to the Company for cancellation Shares previously purchased by Parent, (b) pay cash to the Company or (c) undertake any combination thereof, so that Parent's Total Profit shall not exceed $255,090,070 after taking into account the foregoing actions.

                  (b) Notwithstanding any other provision of this Stock Option Agreement, this Option may not be exercised for a number of Shares as would, as of the date of the Stock Exercise Notice, result in a Notional Total Profit (as defined below) of more than $255,090,070 and, if exercise of the Option otherwise would exceed such amount, Parent, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Stock Exercise Notice so that the Notional Total Profit shall not exceed $255,090,070; provided, however, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1(a) hereof.

                  (c) As used herein, the term "TOTAL PROFIT" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash received by Parent pursuant to Section 1(d), (ii) (x) the cash amounts or the fair market value of any property received by Parent pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged), less (y) Parent's Purchase Price for such Shares, and (iii) any fees received pursuant to Section 8.5(b) of the Merger Agreement.

                  (d) As used herein, the term "NOTIONAL TOTAL PROFIT" with respect to any number of Shares as to which Parent may propose to exercise this Option shall be the Total Profit determined as of the date of the Stock Exercise Notice assuming that this Option were exercised on such date for such number of Shares and assuming that such Shares, together with all other Shares held by Parent and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

         11. Transfers. The Shares may not be sold, assigned, transferred, or otherwise disposed of except (i) in an underwritten public offering as provided in Section 7 hereof or (ii) to any purchaser or transferee who, to Parent's knowledge, would immediately following such sale, assignment, transfer or disposal, beneficially own more than 2.0% of the then outstanding voting power of the Company; provided, however, that

Parent shall be permitted to sell any Shares if such sale is made pursuant to a tender or exchange offer.

         12. Notice. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been fully given if (i) delivered personally; (ii) sent by certified or registered mail, return receipt requested; (iii) sent by overnight courier for delivery on the next business day; or (iv) sent by confirmed facsimile, provided that a hard copy of all such materials is thereafter sent within 24 hours in the manner described in clauses (i), (ii) or (iii), to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

         If to Parent:

                  Texas Instruments Incorporated
                  7839 Churchill Way, M/S 3995
                  Dallas, Texas  75251

                            -  or  -

                  P.O. Box 650311, M/S 3995
                  Dallas, Texas  75265
                  Attention:  Charles D. Tobin
                  Facsimile No.:  (972) 917-3804

         With copies to:

                  Texas Instruments Incorporated
                  12500 TI Boulevard, M/S 8658
                  Dallas, Texas  75243

                           -  or  -

                  P.O. Box 660199, M/S 8658
                  Dallas, Texas  75266
                  Attention:  Joseph F. Hubach, Esq.
                  Facsimile No.:  (972) 480-5061

                             and

                  Weil, Gotshal & Manges LLP
                  100 Crescent Court, Suite 1300
                  Dallas, Texas  75201
                  Attention:  R. Scott Cohen
                  Facsimile No.:  (214) 746-7777

         If to the Company:

                  Burr-Brown Corporation
                  6730 South Tucson Boulevard
                  Tucson, Arizona  85706
                  Attention:  Syrus P. Madavi
                  Facsimile No.:  (520) 746-7279

         With a copy to:

                  Snell & Wilmer, L.L.P.
                  One Arizona Center
                  Phoenix, Arizona 85004-2202
                  Attention:  Steven D. Pidgeon, Esq.
                  Facsimile No.:  (602) 382-6070

         Notices provided in accordance with this Section 12 shall be deemed delivered (i) on the date of personal delivery, (ii) four business days after deposit in the mail, (ii) one business day after delivery to an overnight courier, or (iv) on the date of confirmation of the facsimile transmission, as the case may be.

                  13. Parties in Interest. This Stock Option Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and permitted assigns; provided, however, that such successor in interest or permitted assigns shall agree to be bound by the provisions of this Stock Option Agreement. Nothing in this Stock Option Agreement, express or implied, is intended to confer upon any person other than the Company or Parent, or their successors or assigns, any rights or remedies under or by reason of this Stock Option Agreement.

                  14. Entire Agreement; Amendments. This Stock Option Agreement, together with the Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Stock Option Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

                  15. Assignment. No party to this Stock Option Agreement may assign any of its rights or obligations under this Stock Option Agreement without the prior written consent of the other party hereto.

                  16. Headings. The section headings herein are for convenience only and shall not affect the construction of this Stock Option Agreement.

                  17. Counterparts. This Stock Option Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

                  18. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

                  19. Severability. If any term, provision, covenant or restriction of this Stock Option Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Stock Option Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


            [THIS REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parent and the Company have caused this Stock Option Agreement to be duly executed and delivered on the day and year first above written.

                            TEXAS INSTRUMENTS INCORPORATED

                            By:
                               ----------------------------------------------
                               Name:     M. Samuel Self
                               Title:    Senior Vice President and Controller

                            BURR-BROWN CORPORATION

                            By:
                               ----------------------------------------------
                               Name:     Syrus P. Madavi
                               Title:    Treasurer

                                                                       EXHIBIT D

                               COMPANY CERTIFICATE

                  In connection with the merger (the "MERGER") of Burma Acquisition Corp. ("MERGER SUB"), a Delaware corporation and a direct wholly owned subsidiary of Texas Instruments Incorporated, a Delaware corporation ("PARENT"), with and into Burr-Brown Corporation, a Delaware corporation (the "COMPANY"), pursuant to the Agreement and Plan of Merger dated as of June 21, 2000 (the "MERGER AGREEMENT"), among the Company, Parent and Merger Sub, the Company hereby certifies the following (any capitalized terms used but not defined herein having the meaning given to such term in the Merger Agreement):

         (a) The consideration to be received in the Merger by the shareholders of the Company was the result of arm's length bargaining between the managements of Parent and the Company. The fair market value of the common stock of Parent ("PARENT COMMON STOCK") and any cash received in lieu of fractional shares to be received by each shareholder of the Company will be approximately equal to the fair market value of the common stock of Company ("COMPANY COMMON STOCK") surrendered in the Merger.

         (b) The payment of cash in lieu of fractional shares of Parent Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares, if any, and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Company Common Stock instead of issuing fractions of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to holders of Company Common Stock in exchange for their Company Common Stock.

         (c) Prior to and in connection with the Merger, no shares of Company Common Stock have been or will be (i) redeemed by the Company, (ii) acquired by a person related to the Company (within the meaning of Treasury Regulation Section 1.368-1(e)(3) determined without regard to Treasury Regulation Section 1.368-1(e)(3)(i)(A)) for consideration other than Parent Common Stock or Company Common Stock, or (iii) the subject of any extraordinary distribution by the Company.

         (d) There is no plan or intention on the part of any shareholder of the Company who owns five percent or more of the Company Common Stock, and to the best knowledge of the Company there is no plan or intention on the part of any of the remaining shareholders of the Company, to sell, exchange or otherwise dispose of any Parent Common Stock to be received in the Merger by such holder directly or indirectly to Parent or to a person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) for consideration other than Parent Common Stock.

         (e) The Company has no outstanding equity interests other than as described in Section 3.2 of the Merger Agreement. At the Effective Time, and following the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company.

         (f) The Company has no plan or intention to issue additional shares of its stock.

         (g) Except as set forth in Section 6.13 of the Merger Agreement, the Company and its shareholders will pay their respective expenses, if any, incurred in connection with the Merger.

         (h) The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "CODE").

         (i) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (j) There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount.

         (k) None of the compensation to be received by any shareholder-employee of the Company in the Merger will be separate consideration for, or allocable to, any of such person's shares of Company Common Stock; none of the Parent Common Stock to be received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any past or future services, and the compensation to be paid to any shareholder-employee after the Merger will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         (l) In the Merger, shares of Company Common Stock representing control of the Company within the meaning of Section 368(c) of the Code will be exchanged solely for Parent Common Stock. For purposes of this representation, any shares of Company Common Stock exchanged for cash or other property originating with Parent or any person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) will be treated as outstanding Company Common Stock on the date of the Merger.

         (m) In connection with the Merger, the Company has not sold, transferred or otherwise disposed of any of its assets as would prevent Parent or members of its qualified group (within the meaning of Treasury Regulation 1.368-1(d)(4)(ii)) from causing the Company after the Merger to continue the historic business of the Company or to use a significant portion of the Company's historic business assets in a business.

         (n) On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

         (o) Following the Merger, the Company will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Merger Sub held immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to Company shareholders who receive cash or other property in the Merger, amounts used by the Company to pay its reorganization expenses and those of its shareholders, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company immediately prior to the Merger.

         (p) All options, warrants or rights to acquire shares of Company Common Stock were issued with an exercise price no less than fair market value at the time of issue.

         (q) The Merger is being affected for bona fide business reasons, as described in the Proxy Statement.

         (r) The Merger Agreement (including all exhibits and attachments thereto) represents the full and complete agreement between Parent and the Company regarding the Merger, and there are no other written or oral agreements regarding the Merger.

         IN WITNESS WHEREOF, the Company has executed this Certificate on this _____ day of ___________, 2000.

                                         BURR-BROWN CORPORATION

                                         By:________________________________

                                         Name:
                                         Title:

                                                                       EXHIBIT E

                               PARENT CERTIFICATE

         In connection with the merger (the "MERGER") of Burma Acquisition Corp. ("MERGER SUB"), a Delaware corporation and a direct wholly owned subsidiary of Texas Instruments Incorporated., a Delaware corporation ("PARENT"), with and into Burr-Brown Corporation, a Delaware corporation (the "COMPANY"), pursuant to the Agreement and Plan of Merger dated as of June 21, 2000 (the "MERGER AGREEMENT"), among Company, Parent and Merger Sub, Parent hereby certifies, on behalf of Parent and Merger Sub, the following (any capitalized terms used but not defined herein having the meaning given to such term in the Merger Agreement):

         (a) The consideration to be issued in the Merger to the shareholders of the Company was the result of arm's length negotiation between the managements of Parent and the Company. The fair market value of the common stock of Parent ("PARENT COMMON STOCK") and any cash in lieu of fractional shares to be received by each shareholder of the Company will be approximately equal to the fair market value of the common stock of Company ("COMPANY COMMON STOCK") surrendered in the Merger.

         (b) The payment of cash in lieu of fractional shares of Parent Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares, if any, and does not represent separately bargained-for consideration.

         (c) In connection with the Merger, no shares of Company Common Stock will be acquired by Parent or any person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) for consideration other than Parent Common Stock and cash in lieu of fractional share interests therein.

         (d) In the Merger, shares of Company Common Stock representing control of the Company, as defined in Section 368(c) of the Internal Revenue Code of 1986, as amended (the "CODE"), will be exchanged solely for Parent Common Stock. For purposes of this representation, any shares of Company Common Stock exchanged for cash or other property originating with Parent or any person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) will be treated as outstanding Company Common Stock on the date of the Merger.

         (e) Following the Merger, Parent will cause the Company to hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Merger Sub held immediately before the Merger. For purposes of this representation, assets transferred from Parent to Merger Sub are not included as assets of Merger Sub immediately before the Merger where such assets are used to pay reorganization expenses, to pay creditors of the Company or to enable Merger Sub to satisfy state minimum capitalization requirements (where the money is returned to Parent as part of the transaction).

         (f) Following the Merger, the historic business of the Company will be continued by, or a significant portion of the Company's historic business assets will be used in a business of, Parent or a corporation within Parents qualified group (within the meaning of Treasury Regulation Section 1.368-1(d)(4)(ii)).

         (g) Parent has no plan or intention to liquidate the Company; to merge the Company with or into another corporation; to sell, distribute or otherwise dispose of Company Common Stock acquired in the Merger except for transfers or successive transfers of Company Common Stock to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each case by the transferor; or to cause the Company to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers or successive transfers of assets either (i) to a corporation within Parent's "qualified group", as defined in Treasury Regulation Section 1.368-1(d)(4)(ii) or (ii) to a partnership described in Treasury Regulation Section 1.368-1(d)(4)(iii).

         (h) In connection with the Merger, neither Parent nor any person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) will purchase, exchange, redeem or otherwise acquire (directly or indirectly) any Parent Common Stock issued to holders of Company Common Stock in the Merger.

         (i) Except as set forth in Section 6.13 of the Merger Agreement, Parent and Merger Sub will pay their respective expenses, if any, incurred in connection with the Merger, and will not pay any of the expenses of the shareholders of the Company incurred in connection with the Merger.

         (j) Neither Parent nor any person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) has owned during the past five (5) years any shares of stock of the Company.

         (k) Neither Parent nor Merger Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         (l) Before the Merger, Parent will own one hundred percent (100%) of Merger Sub.

         (m) Parent has no plan or intention to cause the Company to issue additional shares of stock of the Company that would result in Parent losing control of the Company within the meaning of Section 368(c) of the Code.

         (n) There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount.

         (o) Merger Sub will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities, in the Merger.

         (p) None of the compensation to be received by any shareholder-employee of the Company in the Merger will be separate consideration for, or allocable to, any of such person's shares of Company Common Stock; none of the shares of Parent Common Stock to be received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any past or future services; and the compensation to be paid to any shareholder-employee after the Merger will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         (q) The Merger is being affected for bona fide business reasons, as described in the Proxy Statement.

         (r) The Merger Agreement (including all exhibits and attachments thereto) represents the full and complete agreement between Parent, Merger Sub and the Company regarding the Merger, and there are no other written or oral agreements regarding the Merger.


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
         IN WITNESS WHEREOF, Parent has executed this Certificate on this ____ day of ____________________, 2000.

                                     TEXAS INSTRUMENTS INCORPORATED


                                     By:______________________________________

                                     Name:
                                     Title:


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